Exhibit 10.14
MINERALS TECHNOLOGIES INC. SAVINGS AND INVESTMENT PLAN

WHEREAS, Minerals Technologies Inc. (hereinafter referred to as the "Employer") heretofore adopted the Minerals Technologies Inc. Savings and Investment Plan (hereinafter referred to as the "Plan") for the benefit of its eligible Employees; and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer heretofore amended the Plan from time to time and desires to restate the Plan by incorporating all prior amendments, and to further amend the Plan to the extent required by law; and

WHEREAS, it is intended that the Plan is to continue to be a qualified profit sharing plan under Section 401(a) and 501(a) of the Internal Revenue Code for the exclusive benefit of the Participants and their Beneficiaries; and

WHEREAS, it is intended that the cash or deferred arrangement forming part of the Plan is to continue to qualify under Section 401(k) of the Internal Revenue Code;

NOW, THEREFORE, the Plan is hereby amended and restated, effective as of January 1, 2013, except where the provisions of the Plan (or the requirements of applicable law) shall otherwise specifically provide, in its entirety as follows:

19757561.4

TABLE OF CONTENTS

ARTICLE I-- DEFINITIONS

ARTICLE II-- SERVICE DEFINITIONS AND RULES
2.1	YEAR OF SERVICE
2.2	BREAK IN SERVICE
2.3	LEAVE OF ABSENCE
2.4	SERVICE IN EXCLUDED JOB CLASSIFICATIONS OR WITH RELATED COMPANIES

ARTICLE III-- PLAN PARTICIPATION
3.1	PARTICIPATION
3.2	RE-EMPLOYMENT OF FORMER PARTICIPANT
3.3	TERMINATION OF ELIGIBILITY
3.4	COMPLIANCE WITH USERRA

ARTICLE IV-- ELECTIVE DEFERRALS, EMPLOYER CONTRIBUTIONS, AND ROLLOVERS AND TRANSFERS FROM OTHER PLANS
4.1	ELECTIVE DEFERRALS
4.2	EMPLOYEE AFTER-TAX CONTRIBUTIONS
4.3	EMPLOYER CONTRIBUTIONS
4.4	ROLLOVERS AND TRANSFERS OF FUNDS FROM OTHER PLANS
4.5	TIMING OF CONTRIBUTIONS

ARTICLE V-- ACCOUNTING RULES
5.1	INVESTMENT OF ACCOUNTS AND ACCOUNTING RULES
5.2	VOTING RIGHTS
5.3	PLAN EXPENSES
5.4	ALLOCATION OF SERVICE CREDIT

ARTICLE VI-- VESTING
6.1	VESTING
6.2	FORFEITURE OF NONVESTED BALANCE

ARTICLE VII-- MANNER AND TIME OF DISTRIBUTING BENEFITS
7.1	MANNER OF PAYMENT
7.2	TIME OF COMMENCEMENT OF BENEFIT PAYMENTS
7.3	FURNISHING INFORMATION
7.4	MINIMUM DISTRIBUTION REQUIREMENTS
7.5	AMOUNT OF DEATH BENEFIT
7.6	DESIGNATION OF BENEFICIARY
7.7	DISTRIBUTION OF DEATH BENEFIT
7.8	ELIGIBLE ROLLOVER DISTRIBUTIONS

ARTICLE VIII-- LOANS AND IN-SERVICE WITHDRAWALS
8.1	LOANS
8.2	HARDSHIP DISTRIBUTIONS
8.3	WITHDRAWALS AFTER AGE 59½
8.4	NON-HARDSHIP WITHDRAWALS
8.5	HEART ACT PROVISIONS

ARTICLE IX-- ADMINISTRATION OF THE PLAN
9.1	PLAN ADMINISTRATION
9.2	CLAIMS PROCEDURE
9.3	TRUST AGREEMENT

ARTICLE X-- SPECIAL COMPLIANCE PROVISIONS
10.1	DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS
10.2	LIMITATIONS ON 401(k) CONTRIBUTIONS
10.3	NONDISCRIMINATION TEST FOR EMPLOYER MATCHING CONTRIBUTIONS AND AFTER-TAX CONTRIBUTIONS

ARTICLE XI-- LIMITATION ON ANNUAL ADDITIONS
11.1	RULES AND DEFINITIONS

ARTICLE XII-- AMENDMENT AND TERMINATION
12.1	AMENDMENT
12.2	TERMINATION OF THE PLAN

ARTICLE XIII-- TOP-HEAVY PROVISIONS
13.1	APPLICABILITY
13.2	DEFINITIONS
13.3	ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES FOR A TOP-HEAVY PLAN YEAR
13.4	VESTING

ARTICLE XIV-- MISCELLANEOUS PROVISIONS
14.1	PLAN DOES NOT AFFECT EMPLOYMENT
14.2	SUCCESSOR TO THE EMPLOYER
14.3	REPAYMENTS TO THE EMPLOYER
14.4	BENEFITS NOT ASSIGNABLE
14.5	MERGER OF PLANS
14.6	INVESTMENT EXPERIENCE NOT A FORFEITURE
14.7	CONSTRUCTION
14.8	GOVERNING DOCUMENTS
14.9	GOVERNING LAW
14.10	HEADINGS
14.11	COUNTERPARTS
14.12	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN
14.13	DISTRIBUTION TO MINOR OR LEGALLY INCAPACITATED

19757561.4

ARTICLE I--  DEFINITIONS

For purposes of the Plan, unless the context or an alternative definition specified within another Article provides otherwise, the following words and phrases shall have the definitions provided:

1.1
"ACCOUNT" shall mean the individual bookkeeping accounts maintained for a Participant under the Plan which shall record (a) the Participant's allocations of Employer contributions and forfeitures, if any, (b) amounts of Compensation contributed to the Plan pursuant to the Participant's election under Section 4.1, (c) any after-tax contributions made to the Plan under Section 4.2, (d) any amounts rolled over or transferred to this Plan under Section 4.4 from another qualified retirement plan, or from another qualified plan in connection with a plan merger and (e) the allocation of Trust investment experience.

1.2	"ADMINISTRATOR" shall mean the Plan Administrator appointed from time to time in accordance with the provisions of Article Nine hereof.
1.3	"BENEFICIARY" shall mean any person, trust, organization, or estate entitled to receive payment under the terms of the Plan upon the death of a Participant.
1.4	"BREAK IN SERVICE" shall have the meaning set forth in Section 2.2.
1.5	"CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.
1.6
 "COMPENSATION" shall mean the sum of (1) the base pay and bonuses received by a Participant from the Employer in a Plan Year, plus any overtime pay, premium pay, call-in/call-back pay and vacation pay, but excluding contest awards, remuneration received in the form of salary continuance or lump sum severance while no longer providing services to the Employer and other similar payments and (2) any amount which is contributed by the Employer on behalf of the Participant pursuant to a salary reduction agreement and which is not includable in gross income under Section 125, 132(f)(4), 402(e)(3), 402(h) or 403(b) of the Code.

Any compensation described in this Section 1.6 does not fail to be Compensation merely because it is paid after the Participant's severance from employment with the Employer, provided the Compensation is paid by the later of 2½ months after severance from employment with the Employer or the end of the Plan Year that includes the date of severance from employment.

In addition, payment for unused accrued bona fide vacation shall be included as Compensation described in this Section 1.6 if (i) the Participant would have been able to use the leave if employment had continued, (ii) such amounts are paid by the later of 2½ months after severance from employment with the Employer or the end of the Plan Year that includes the date of severance from employment, and (iii) such amounts would have been included as Compensation if they were paid prior to the Participant's severance from employment with the Employer.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Participant taken into account under the Plan for a calendar year shall not exceed the amount set forth in Section 401(a)(17) of the Code, as adjusted by the Secretary of the Treasury or his delegate for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code.  The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (determination period) beginning in such calendar year.  If a determination period consists of fewer than twelve (12) months, the annual compensation limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

Notwithstanding the foregoing, for purposes of applying the limitations described in Section 11.1, and for purposes of defining Compensation under Section 1.13, Section 1.15, and Article Thirteen of the Plan, Compensation shall mean Compensation within the meaning of Treas. Reg. §1.415(c)-2(d)(2), and shall include any elective amounts that are not includible in the gross income of the Employee by reason of Section 125, 132(f)(4), 402(e)(3), 402(h) or 403(b) of the Code.
1.7	"DISABILITY" shall mean a medically determinable physical or mental impairment for which a Participant is entitled to receive benefits under the Employer's long-term disability plan.
1.8
"EFFECTIVE DATE" shall mean January 1, 2013, except where the provisions of the Plan (or the requirements of applicable law) shall otherwise specifically provide.  The rights of any Participant who terminated employment with the Employer prior to the applicable date shall be established under the terms of the Plan and Trust as in effect at the time of the Participant's termination from employment, unless the Participant subsequently returns to employment with the Employer, or unless otherwise provided under the terms of the Plan.  Rights of spouses and Beneficiaries of such Participants shall also be governed by those documents.

1.9
"EMPLOYEE" shall mean a common law employee of the Employer.  The term "Employee" shall also include any Leased Employee deemed to be an Employee of the Employer as provided in Section 414(n) or 414(o) of the Code.

1.10
"EMPLOYER" shall mean Minerals Technologies Inc. (the "Company") and any subsidiary or affiliate which is a member of its "related group" (as defined in Section 2.4(b)) which has adopted the Plan (a "Participating Affiliate"), and shall include any successor(s) thereto which adopt this Plan.  Any such subsidiary or affiliate of the Company may adopt the Plan with the approval of its board of directors (or noncorporate counterpart) subject to the approval of the Company.  The provisions of this Plan shall apply equally to each Participating Affiliate and its Employees except as specifically set forth in the Plan; provided, however, notwithstanding any other provision of this Plan, the amount and timing of contributions under Article 4 to be made by any Employer which is a Participating Affiliate may be made subject to the approval of the Company.  For purposes hereof, each Participating Affiliate shall be deemed to have appointed the Company as its agent to act on its behalf in all matters relating to the administration, amendment, termination of the Plan and the investment of the assets of the Plan.  For purposes of the Code and ERISA, the Plan as maintained by the Company and the Participating Affiliates shall constitute a single plan rather than a separate plan of each Participating Affiliate.  All assets in the Trust shall be available to pay benefits to all Participants and their Beneficiaries.

1.11
"EMPLOYMENT DATE" shall mean the first date as of which an Employee is credited with an Hour of Service, provided that, in the case of a Break in Service, the Employment Date shall be the first date thereafter as of which an Employee is credited with an Hour of Service.

1.12
"FAIL-SAFE CONTRIBUTION" shall mean a qualified nonelective contribution which is a contribution (other than matching contributions or Qualified Matching Contributions (within the meaning of Section 10.2)) made by the Employer and allocated to Participants' accounts that the Participants may not elect to receive in cash until distribution from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions under Section 401(k) of the Code and the regulations promulgated thereunder.

1.13	"HIGHLY-COMPENSATED EMPLOYEE" shall mean any Employee of the Employer who:

(a)    was a five percent (5%) owner of the Employer (as defined in Section 416(i)(1)) of the Code) at any time during the "determination year" or "look-back year"; or

(b)    earned Compensation from the Employer during the "look-back year" in excess of the amount set forth in Section 414(q)(1) of the Code, as adjusted in accordance with Section 415(d) of the Code, and was in the top twenty percent (20%) of Employees by Compensation for such year.

An Employee who terminated employment prior to the "determination year" shall be treated as a Highly-Compensated Employee for the "determination year" if such Employee was a Highly-Compensated Employee when such Employee terminated employment, or was a Highly-Compensated Employee at any time after attaining age fifty-five (55).

For purposes of this Section, the "determination year" shall be the Plan Year for which a determination is being made as to whether an Employee is a Highly-Compensated Employee.  The "look-back year" shall be the twelve (12) month period immediately preceding the "determination year."
1.14	"HOUR OF SERVICE" shall have the meaning set forth below:

(a)    An Hour of Service is each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer, during the applicable computation period.

(b)    An Hour of Service is each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence.  Notwithstanding the preceding sentence,

(i)    No more than five hundred and one (501) Hours of Service shall be credited under this paragraph (b) to any Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period).  Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by reference;

(ii)  An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, or unemployment compensation or disability insurance laws; and

(iii)  Hours of Service shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of this paragraph (b), a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

(c)    An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.  The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c).  Thus, for example, an Employee who receives a back pay award following a determination that he was paid at an unlawful rate for Hours of Service previously credited shall not be entitled to additional credit for the same Hours of Service.  Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (b) shall be subject to the limitations set forth in that paragraph.

(d)    Hours of Service under this Section shall be determined under the terms of the Family and Medical Leave Act of 1993 and the Uniformed Services Employment and Reemployment Rights Act of 1994.

For purposes of crediting Hours of Service to Employees for whom records of actual Hours of Service are not maintained or available, the "weeks of employment" method shall be utilized.  Under this method, an Employee shall be credited with ninety (90) Hours of Service for each bi-weekly pay period for which the Employee would be required to be credited with at least one (1) Hour of Service pursuant to the provisions enumerated above.

Hours of Service shall be credited for any individual considered an Employee for purposes of this Plan under Section 414(n) of the Code.

1.15
"LEASED EMPLOYEE" shall mean any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient Employer and any other person or organization, has performed services for the recipient Employer (determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year and where such services are performed under the primary direction and control of the recipient Employer.  A person shall not be considered a Leased Employee if the total number of Leased Employees does not exceed twenty percent (20%) of the Nonhighly-Compensated Employees employed by the recipient Employer, and if any such person is covered by a money purchase pension plan providing (a) a nonintegrated employer contribution rate of at least ten percent (10%) of Compensation, (b) immediate participation, and (c) full and immediate vesting.

1.16	"NONHIGHLY-COMPENSATED EMPLOYEE" shall mean an Employee of the Employer who is not a Highly-Compensated Employee.
1.17	"NORMAL RETIREMENT DATE" shall mean the Participant's sixty-fifth (65th)) birthday. The date on which the Participant attains age sixty-five (65) shall also be the Participant's Normal Retirement Age.
1.18	"PARTICIPANT" shall mean any Employee who has satisfied the participation requirements of Article Three.
1.19	"PLAN" shall mean the Minerals Technologies Inc. Savings and Investment Plan, as set forth herein and as may be amended from time to time.
1.20	"PLAN YEAR" shall mean the twelve (12)-consecutive month period beginning January 1 and ending December 31.
1.21
"SPOUSE," whether or not capitalized, shall mean, with respect to any Participant, an individual who is the Participant's opposite sex spouse, and references to a "married" Participant shall mean a Participant who is married to an opposite sex spouse.

1.22
"TRUST" shall mean the Trust Agreement entered into between the Employer and the Trustee forming part of this Plan, together with any amendments thereto.  "Trust Fund" shall mean any and all property held by the Trustee pursuant to the Trust Agreement, together with income therefrom.

1.23	"TRUSTEE" shall mean the Trustee or Trustees appointed by the Employer, and any successors thereto.
1.24	"VALUATION DATE" shall mean each day on which the New York Stock Exchange is open for business.
1.25	"YEAR OF SERVICE" or "SERVICE" shall have the meanings ascribed to those terms in Article Two of the Plan.

19757561.4

ARTICLE II--   SERVICE DEFINITIONS AND RULES

Service is the period of employment credited under the Plan.  Definitions and special rules related to Service are as follows:

2.1
YEAR OF SERVICE.  An Employee shall be credited with a Year of Service if he completes at least one thousand (1,000) Hours of Service during the twelve (12)-consecutive month period commencing on his Employment Date.  If an Employee fails to be credited with at least one thousand (1,000) Hours of Service during that computation period, he shall be credited with a Year of Service for such purposes if he is credited with at least one thousand (1,000) Hours of Service in any Plan Year commencing on or after his Employment Date.  For such purposes, an Employee shall be credited with a Year of Service upon completion of the one thousandth (1,000th) hour in each such twelve (12)-month period.

2.2
BREAK IN SERVICE.  A Break in Service shall be a twelve (12)-month computation period (as used for measuring Years of Service) in which an Employee or Participant is not credited with at least five hundred and one (501) Hours of Service.

2.3
LEAVE OF ABSENCE.  A Participant on an unpaid leave of absence pursuant to the Employer's normal personnel policies shall be credited with Hours of Service at his regularly-scheduled weekly rate while on such leave, provided the Employer acknowledges in writing that the leave is with its approval.  These Hours of Service shall be credited only for purposes of determining if a Break in Service has occurred.  Hours of Service during a paid leave of absence shall be credited as provided in Section 1.14.

For any individual who is absent from work for any period by reason of the individual's pregnancy, birth of the individual's child, placement of a child with the individual in connection with the individual's adoption of the child, or by reason of the individual's caring for the child for a period beginning immediately following such birth or adoption, the Plan shall treat as Hours of Service, solely for determining if a Break in Service has occurred, the following Hours of Service:

(a)    the Hours of Service which otherwise normally would have been credited to such individual but for such absence; or

(b)    in any case where the Administrator is unable to determine the Hours of Service, on the basis of an assumed eight (8) hours per day.

In no event shall more than five hundred and one (501) of such hours be credited by reason of such period of absence.  The Hours of Service shall be credited in the computation period (used for measuring Years of Service) which starts after the leave of absence begins.  However, the Hours of Service shall instead be credited in the computation period in which the absence begins if it is necessary to credit the Hours of Service in that computation period to avoid the occurrence of a Break in Service.

2.4	SERVICE IN EXCLUDED JOB CLASSIFICATIONS OR WITH RELATED COMPANIES.

(a)    Service while a Member of an Ineligible Classification of Employees.  An Employee who is a member of an ineligible classification of Employees shall not be eligible to participate in the Plan while a member of such ineligible classification.  However, if any such Employee is transferred to an eligible classification, such Employee shall be credited with any Years of Service completed while a member of such an ineligible classification.  For this purpose, an Employee shall be considered a member of an ineligible classification of Employees for any period during which he is employed in a job classification which is excluded from participating in the Plan under Section 3.1 below.

(b)    Service with Related Group Members.  Subject to Section 2.1, for each Plan Year in which the Employer is a member of a "related group", as hereinafter defined, all Service of an Employee or Leased Employee (hereinafter collectively referred to as "Employee" solely for purposes of this Section 2.4(b)) with any one or more members of such related group shall be treated as employment by the Employer for purposes of determining the Employee's Years of Service.  The transfer of employment by any such Employee to another member of the related group shall not be deemed to constitute a retirement or other termination of employment by the Employee for purposes of this Section 2.4(b), but the Employee shall be deemed to have continued in employment with the Employer for purposes of determining the Employee's Years of Service.  For purposes of this Section 2.4(b), "related group" shall mean the Employer and all corporations, trades or businesses (whether or not incorporated) which constitute a controlled group of corporations with the Employer, a group of trades or businesses under common control with the Employer, or an affiliated service group which includes the Employer, within the meaning of Section 414(b), Section 414(c), or Section 414(m), respectively, of the Code or any other entity required to be aggregated under Code Section 414(o).

(c)    Construction. This Section is included in the Plan to comply with the Code provisions regarding the crediting of Service, and not to extend any additional rights to Employees in ineligible classifications other than as required by the Code and regulations thereunder.

19757561.4

ARTICLE III--   PLAN PARTICIPATION
3.1	PARTICIPATION. All Employees participating in the Plan prior to the Plan's restatement shall continue to participate, subject to the terms hereof.
Subject to the following provisions of this Section 3.1, each other Employee shall become a Participant under the Plan as soon as administratively possible following his Employment Date.  Provided, however, that any Employee (i) who is classified by the Employer as a temporary employee or (ii) with respect to an individual who is hired on or after September 14, 2007, who is scheduled to complete less than twenty (20) Hours of Service per week, shall become a Participant as soon as administratively possible following his completion of a Year of Service.

In no event, however, shall any Employee (or other individual) participate under the Plan while he is:  (i) included in a unit of Employees covered by a collective bargaining agreement between the Employer and the Employee representatives under which retirement benefits were the subject of good faith bargaining, unless the terms of such bargaining agreement expressly provides for the inclusion in the Plan; (ii) employed as an independent contractor on the payroll records of the Employer (regardless of any subsequent reclassification by the Employer, any governmental agency or court); (iii) employed as a Leased Employee; (iv) employed as a nonresident alien who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code); or (v) employed as a consultant.

Notwithstanding the foregoing and commencing as soon as administratively feasible after September 18, 2012, any Employee who is a member of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union Local 521, at Minteq International, Inc., Dover Ohio plant shall be eligible to participate in the Plan subject to the eligibility requirements of this Section 3.1.

Any Employee who is a United States citizen or a "Participating Resident Alien" (as defined below) and who is employed outside the continental limits of the United States in the service of a foreign subsidiary (including foreign subsidiaries of such foreign subsidiary) of the Employer shall be considered, for all purposes of this Plan, as employed in the service of the Employer, if (i) the employer has entered into an agreement under Section 3121(l) of the Code which applies to the foreign subsidiary of which such person is an employee, and (ii) contributions under a funded plan of deferred compensation, whether or not a plan described in Section 401(a), 403(a), or 405(a) of the Code, are not provided by any other person with respect to the remuneration paid to such individual by the foreign subsidiary.  A "Participating Resident Alien" means an Employee who is not a United States citizen but (i) has previously been employed as a lawful resident alien in the service of an Employer within the United States, (ii) was a Participant in the Plan during such employment, (iii) is currently employed at a location outside both the person's country of citizenship and the United States, and (iv) continues to maintain his eligibility for employment as a lawful resident alien within the United States.
3.2
RE-EMPLOYMENT OF FORMER PARTICIPANT.  A Participant whose participation ceased because of termination of employment with the Employer shall resume participating upon his reemployment as an eligible Employee; provided, however, that such an individual shall be entitled to commence elective deferrals (within the meaning of Section 4.1) as soon as administratively possible following his return to participation in the Plan.

3.3
TERMINATION OF ELIGIBILITY.  In the event a Participant is no longer a member of an eligible class of Employees and he becomes ineligible to participate, such Employee shall resume participating upon his return to an eligible class of Employees; provided, however, that such an individual shall be entitled to commence elective deferrals (within the meaning of Section 4.1) as soon as administratively possible following his return to participation in the Plan.

In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee shall participate upon becoming a member of an eligible class of Employees, if such Employee has otherwise satisfied the eligibility requirements of Section 3.1 and would have otherwise previously become a Participant; provided, however, that such an individual shall be entitled to commence elective deferrals (within the meaning of Section 4.1) as soon as administratively possible following his becoming a Participant.
3.4
COMPLIANCE WITH USERRA.  Notwithstanding any provision of this Plan to the contrary, Participants shall receive service credit and be eligible to make elective deferrals (within the meaning of Section 4.1) and receive Employer contributions with respect to periods of qualified military service (within the meaning of Section 414(u)(5) of the Code) in accordance with Section 414(u) of the Code.

19757561.4

ARTICLE IV--   ELECTIVE DEFERRALS, EMPLOYER CONTRIBUTIONS, AND ROLLOVERS AND TRANSFERS FROM OTHER PLANS
4.1	ELECTIVE DEFERRALS.

(a)    Elections.  Subject to the provisions of Section 4.2 below, a Participant may elect to contribute to the Plan a portion of his Compensation for a Plan Year on a pre-tax basis.  The amount of a Participant's Compensation contributed in accordance with the Participant's election shall be withheld by the Employer from the Participant's Compensation on a ratable basis throughout the Plan Year.  For purposes of making elective deferrals pursuant to this Section, only Compensation earned while eligible to make such deferrals shall be considered.  The amount deferred on behalf of each Participant shall be contributed by the Employer to the Plan and allocated to the portion of the Participant's Account consisting of pre-tax contributions.

Except as otherwise provided in Section 4.1(e) below, each Participant may elect to contribute from two percent (2%) to twenty percent (20%) of such Participant's Compensation as a pre-tax contribution.  Notwithstanding the foregoing, a Participant who is a member of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union Local 521, at Minteq International, Inc., Dover Ohio plant may make a pre-tax contribution election to defer from one percent (1%) to one hundred percent (100%) of any flat rate bonus paid to him during the Plan Year that is categorized in the Employer's payroll records as a "Dover Bonus," but any such election shall be separate from the Participant's normal elections and shall be made in accordance with procedures established the Administrator.

Notwithstanding the foregoing, any Employee, upon first becoming eligible to participate in the Plan pursuant to Section 3.1 or upon being reemployed by an Employer on or after January 1, 2013, who fails to affirmatively make any deferral election (including an election to contribute zero percent (0%) of his Compensation to the Plan) within the time prescribed by the Administrator, shall be deemed to have elected to defer three percent (3%) of his Compensation as a pre-tax contribution ("deemed elective deferral").  The foregoing provision shall not apply to any Employee who is a member of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union Local 521, at Minteq International, Inc., Dover Ohio plant.  The Administrator shall provide to each Employee a notice of his right to receive the amount of the deemed elective deferral in cash and his right to increase or decrease his rate of elective deferrals.  The Administrator shall also provide each such Employee a reasonable period to exercise such right before the date on which the cash is currently available.

(b)    Changes in Election.  A Participant may prospectively elect to change or revoke the amount (or percentage) of his elective deferrals during the Plan Year by filing a written election with the Administrator, or via such other method as permitted by the Administrator in accordance with applicable law.

(c)    Limitations on Deferrals.  Except to the extent permitted under Section 4.1(e), no Participant shall be permitted to make elective deferrals during any taxable year in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year.

(d)    Administrative Rules.  All elections made under this Section 4.1, including the amount and frequency of deferrals, shall be subject to the rules of the Administrator which shall be consistently applied and which may be changed from time to time.

(e)  Catch-up Contributions.  All Participants who are eligible to make elective deferrals under Section 4.1(a) and who have attained age fifty (50) before the close of the taxable year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code, as adjusted by the Secretary of the Treasury for cost-of-living increases under Section 414(v)(2)(C) of the Code.

Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Section 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the requirements of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 402A, 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

4.2
EMPLOYEE AFTER-TAX CONTRIBUTIONS.  Subject to the following provisions of this Section 4.2, a Participant may elect to contribute from two percent (2%) to twenty percent (20%) of his Compensation to the Plan on an after-tax basis, in accordance with procedures and limitations established by the Administrator which shall be consistently applied and which may be changed from time to time.  A Participant may prospectively elect to change or revoke the amount (or percentage) of his after-tax contributions during the Plan Year in accordance with procedures established by the Administrator.  Notwithstanding the foregoing, for purposes of this Section 4.2, "Compensation" of a Participant who is a member of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union Local 521, at Minteq International, Inc., Dover Ohio plant shall exclude any flat rate bonus paid to him during the Plan Year which is categorized on the Employer's payroll records as a "Dover Bonus."

Employee after-tax contributions shall be subject to the limitations under Section 10.3 and Section 11.1 and for any Participant the total elective deferrals made under Section 4.1 plus any after-tax contributions made under this Section 4.2 shall not exceed twenty percent (20%) of the Participant's Compensation for the Plan Year.

Any after-tax contributions made by a Participant shall be contributed by the Employer to the Plan and allocated to the portion of the Participant's Account consisting of after-tax contributions.

4.3	EMPLOYER CONTRIBUTIONS.

(a)  Employer Matching Contributions.  The Employer matching contributions under this Section 4.3 are intended to satisfy the safe-harbor contribution rules of Section 401(k)(12) of the Code.  The Plan shall satisfy both the notice requirement and the contribution requirement described below.  The safe-harbor contribution requirement must be satisfied without regard to Section 401(l) of the Code.

(i)  Notice Requirement - At least thirty (30) days and no more than ninety (90) days, prior to the beginning of each Plan Year, the Administrator shall provide each Employee eligible to participate in the Plan with notice in writing in a manner calculated to be understood by the average eligible Employee, or through an electronic medium reasonably accessible to such Employee, of the contribution requirement described below, any other contributions under the Plan, and the conditions under which such contributions are made, the type and amount of Compensation that may be deferred under the Plan, the procedures for making deferrals (within the meaning of Section 4.1) and the administrative and timing requirements that apply, the periods available under the Plan for making elective deferrals, the plan to which safe-harbor contributions will be made (if different than the Plan), and the withdrawal and vesting provisions applicable to contributions under the Plan.  During the ninety (90) day period ending with the day an Employee becomes eligible to participate in the Plan, the same notice shall be provided to that Employee.  Notwithstanding the foregoing, the notice shall satisfy both the content requirement and timing requirement of Section 1.401(k)-3(d) of the Treasury Regulations, and any subsequent guidance issued by the Internal Revenue Service.

(ii)  Safe-Harbor Basic Matching Contribution - The Employer shall make an "Employer Safe-Harbor Basic Matching Contribution" on behalf of each Employee participating in the Plan in an amount equal to:

(A)	one hundred percent (100%) of the first three percent (3%) of the Participant's Compensation contributed as elective deferrals or after-tax contributions, plus

(B)	fifty percent (50%) of the next two percent (2%) of the Participant's Compensation contributed as elective deferrals or after-tax contributions.

The foregoing contributions shall be determined on a payroll-by-payroll period basis.  Such contributions shall be made no later than the end of the calendar quarter following the calendar quarter in which the applicable payroll period ends, and may be made in cash (which may be invested in Minerals Technologies Inc. common stock) or in the form of Minerals Technologies Inc. common stock.

Notwithstanding the foregoing, no Employer matching contributions (including Safe-Harbor Basic Matching Contributions) shall be made for any Participant who is a member of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union Local 521, at Minteq International, Inc., Dover Ohio plant.

(b)  Employer Discretionary Contributions. Employer discretionary contributions may be made at the discretion of the Board of Directors of Minerals Technologies Inc. for any Plan Year, for any Participant who is a member of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union Local 521, at Minteq International, Inc., Dover Ohio plant, subject to limits for tax deductions under the Code and provided that the special allocation in Section 13.3 has been satisfied if the Plan is a Top-Heavy Plan (as defined in Section 13.2(b)).

To be eligible for an allocation of the Employer discretionary contribution for a Plan Year, a Participant must be a member of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union Local 521, at Minteq International, Inc., Dover Ohio plant and be employed by the Employer on the last day of the period for which such Employer discretionary contribution is made to the Plan.

Any Employer discretionary contribution made under this Section 4.3 shall either be allocated among the Accounts of eligible Participants (i) in accordance with the ratio that each such eligible Participant's Compensation bears to the total Compensation of all such eligible Participants for the Plan Year or other such allocation period, or (ii) as a flat dollar amount (as determined by the Board of Directors or, if applicable, as specified by the applicable underlying collective bargaining agreement).

4.4	ROLLOVERS AND TRANSFERS OF FUNDS FROM OTHER PLANS. With the approval of the Administrator, there may be paid to the Trustee amounts which have been held under the following types of plans:

(1)  a qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions and excluding designated Roth contributions under Section 402A of the Code;

(2)  an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions and excluding designated Roth contributions under Section 402A of the Code;

(3)    an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, excluding after-tax employee contributions and excluding designated Roth contributions under Section 402A of the Code; and

(4)    an individual retirement account which was used solely as a conduit for a qualified plan described in Section 401(a) of the Code.

Any amounts rolled over on behalf of any Employee shall be nonforfeitable and shall be maintained under a separate Plan account.  Any amounts transferred (not rolled over) on behalf of any Employee shall be maintained in accordance with procedures established by the Plan Administrator and applicable law.  Amounts rolled over or transferred shall be paid in addition to amounts otherwise payable under this Plan.  The amount of any such account shall be equal to the fair market value of such account as adjusted for income, expenses, gains, losses, and withdrawals attributable thereto.
4.5
TIMING OF CONTRIBUTIONS.  Employer contributions shall be made to the Plan no later than the time prescribed by law for filing the Employer's federal income tax return (including extensions) for its taxable year ending with or within the Plan Year.  Elective deferrals under Section 4.1 or after-tax Employee contributions under Section 4.2 shall be paid to the Plan as soon as administratively possible, but no later than the fifteenth (15th) business day of the month following the month in which such deferrals would have been payable to the Participant in cash, or such later date as permitted or prescribed by the Department of Labor.

19757561.4

ARTICLE V--   ACCOUNTING RULES
5.1	INVESTMENT OF ACCOUNTS AND ACCOUNTING RULES.

(a)    Investment Funds.  The investment of Participants' Accounts shall be made in a manner consistent with the provisions of the Trust.  In this regard, separate investment funds selected by the Committee shall be provided for the directed investment of each Participant's Account, including a separate Employer stock fund which is primarily invested in Minerals Technologies Inc. common stock, with a portion being invested in cash and cash equivalents for liquidity purposes.  Any Employer matching contributions made on behalf of a Participant shall be initially invested in such Employer stock fund.

(b)    Participant Direction of Investments.  Each Participant (including, for this purpose, any former Employee, Beneficiary, or "alternate payee" (within the meaning of Section 14.4 below) with an Account balance) may direct how his Account (or such portion thereof which is subject to his investment direction) is to be invested among the available investment funds in the percentage multiples established by the Administrator.  In the event a Participant fails to make an investment election, with respect to all or any portion of his Account subject to his investment direction, the Trustee shall invest all or such portion of his Account in the default investment fund designated by the Administrator.  A Participant may change his investment election, with respect to future contributions and, if applicable, forfeitures, and/or amounts previously accumulated in the Participant's Account in accordance with procedures established by the Administrator.  Any such change in a Participant's investment election shall be effective at such time as may be prescribed by the Administrator.  However, where it deems appropriate, and subject to the requirements of applicable law, the Administrator may decline to implement, or otherwise limit the frequency by which a Participant may direct the investment of his Account.  If the Plan's recordkeeper or investments are changed, the Administrator may apply such administrative rules and procedures as are necessary to provide for the transfer of records and/or assets, including without limitation, the suspension of Participant's investment directions, withdrawals and distributions for such period of time as is necessary, and the transfer of Participants' Accounts to designated funds or an interest bearing account until such change has been completed.

Notwithstanding the foregoing, if, pursuant to the provisions of the Trust, an investment manager (within the meaning of Section 3(38) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) is appointed by a named fiduciary pursuant to Section 402(c)(3) of ERISA, a Participant may elect to have such investment manager direct the investment of his Account in accordance with the provisions of the preceding paragraph.

(c)    Divestment of Employer Securities:  If any portion of a Participant's Account derived from his elective deferrals (within the meaning of Section 4.1) and/or after-tax contributions (under Section 4.2) is invested in publicly-traded employer securities (within the meaning of Section 407(d)(1) of the Employee Retirement Income Security Act of 1974), the Participant may direct the Trustee to divest such securities and to reinvest the proceeds in other investment options available under the Plan subject to the provisions of Code Section 401(a)(35), in accordance with rules and procedures established by the Administrator from time to time.

With respect to the portion of the Participant's Account derived from any Employer contributions made on his behalf under Sections 4.3 or 13.3 which is invested in publicly-traded employer securities, and/or with respect to any other contributions invested in Pfizer Inc. stock, a Participant (or a Beneficiary of any such Participant if deceased) may direct the Trustee to divest such securities and to reinvest the proceeds in other investment options available under the Plan subject to the provisions of Code Section 401(a)(35), in accordance with rules and procedures established by the Administrator from time to time.

(c)    Allocation of Investment Experience.  As of each Valuation Date, the investment fund(s) of the Trust shall be valued at fair market value, and the income, loss, appreciation and depreciation (realized and unrealized), and any paid expenses of the Trust attributable to such fund shall be apportioned among Participants' Accounts within the fund based upon the value of each Account within the fund as of the preceding Valuation Date.

(d)    Allocation of Contributions.  Employer contributions shall be allocated to the Account of each eligible Participant as of the last day of the period for which the contributions are made, or as soon as administratively possible thereafter.

(e)    Manner and Time of Debiting Distributions.  For any Participant who is entitled to receive a distribution from his Account, such distribution shall be made in accordance with the provisions of Section 7.1 and Section 7.2.  The amount distributed shall be based upon the fair market value of the Participant's vested Account as of the Valuation Date preceding the distribution.
5.2
VOTING RIGHTS.  Any securities held in the investment funds, including the Employer stock fund (within the meaning of Section 5.1) and the Pfizer Inc. stock fund (within the meaning of Section 7.1) shall be voted in the manner provided in the Trust Agreement.

5.3
PLAN EXPENSES.  The cost of administering the Plan and other Plan expenses shall be paid by the Trust in a nondiscriminatory manner specified by the Administrator, but if not paid by the Trust shall be paid by the Employer.

5.4
ALLOCATION OF SERVICE CREDIT.  Any amounts deposited to the Plan by a service provider pursuant to an agreement between the Employer and the service provider ("Service Credit") shall be used to pay Plan administrative expenses.  To the extent that the Service Credit for a calendar year exceeds the Plan administrative expenses incurred through March 31 (or prior business day) of the following calendar year, the excess (subject to such de minimis amount as may be established, which amount shall be used to pay future Plan administrative expenses) shall be allocated as of such March 31 (or the prior business day) to Participants with Account balances on such allocation date.  The Account of each Participant eligible to receive such allocation shall be credited with an amount equal to the total excess Service Credit multiplied by a fraction, the numerator of which is the Participant's Account balance as of the date on which such allocation is made, and the denominator of which is the Account balances of all eligible Participants as of that date.

19757561.4

ARTICLE VI--  VESTING
6.1
VESTING.  A Participant shall at all times have a nonforfeitable (vested) right to his Account derived from elective deferrals (within the meaning of Section 4.1), after-tax contributions (under Section 4.2), Employer matching contributions (previously made to the Plan), Employer Safe-Harbor Basic Matching Contributions (under Section 4.3(a)), Employer discretionary contributions (under Section 4.3(b)), Employer Fail-Safe Contributions, "Qualified Matching Contributions" (within the meaning of Section 10.2 below), and rollovers or transfers from other plans, as adjusted for investment experience.

6.2
FORFEITURE OF NONVESTED BALANCE.  If a portion of a Participant's Account is not vested for any reason, for example, if an excess contribution is made by the Employer, the nonvested portion of the Participant's Account shall be forfeited as soon as administratively practical thereafter.  The amount forfeited shall be used to pay Plan administrative expenses and/or used to reduce Employer contributions under the Plan.

19757561.4

ARTICLE VII--  MANNER AND TIME OF DISTRIBUTING BENEFITS
7.1	MANNER OF PAYMENT. The Participant's vested Account shall be distributed to the Participant (or to the Participant's Beneficiary in the event of the Participant's death) in a single lump-sum payment.
To the extent the Participant's Account is invested in the Employer stock fund (within the meaning of Section 5.1(a)) or in the "Pfizer stock fund", consisting of Pfizer Inc. common stock and cash and cash equivalents for liquidity purposes, the Participant (or Beneficiary in the event of the Participant's death) may elect to receive such portion of his Account in a single payment in (i) cash, or (ii) whole shares of stock, with any fractional shares and the cash and cash equivalent portions of the underlying stock fund being distributed in cash.

Notwithstanding the foregoing, but subject to the following provisions of this Article Seven, if the Participant's Account exceeds $5,000, a Participant may also elect to receive partial payments of his Account.

7.2
TIME OF COMMENCEMENT OF BENEFIT PAYMENTS.  If the Participant's Account exceeds $5,000, the Participant can elect to receive distribution in accordance with Section 7.1 at any time after the Participant's separation from service with the Employer and all members of the Employer's related group (as defined in Section 2.4(b)).

If the Participant so elects, distribution of the Participant's Account shall be made or commence no later than the sixtieth (60) day after the later of the close of the Plan Year in which: (a) the Participant attains age sixty-five (65) (or Normal Retirement Date, if earlier), (b) occurs the ten (10th) anniversary of the year in which the Participant commenced participation in the Plan, or (c) the Participant severs employment with the Employer.

Notwithstanding the foregoing, a Participant's Account may be frozen to prevent the Participant from taking withdrawals, loans and/or distributions from his Account in accordance with the Plan's qualified domestic relations order procedures.

Moreover, if the Participant's vested Account does not exceed $5,000, the Participant's entire vested Account shall be normally distributed to the Participant (or, in the event of the Participant's death, his Beneficiary) in a lump-sum payment as soon as administratively practicable following the date the Participant retires, dies or otherwise terminates employment with the Employer and all members of the Employer's related group (as defined in Section 2.4(b)).  However, in the event of a mandatory distribution to a Participant whose vested Account is greater than $1,000, if the Participant does not elect to have such automatic distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Section 7.1, then the Plan Administrator shall pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

In no event shall distribution of the Participant's vested Account be made or commence later than the April 1st following the end of the calendar year in which the Participant attains age seventy and one-half (70½), or, except for a Participant who is a five percent (5%) owner of the Employer (within the meaning of Section 401(a)(9)(C) of the Code), if later, the April 1st following the calendar year in which the Participant retires from employment with the Employer (the "required beginning date").
7.3
FURNISHING INFORMATION.  Prior to the payment of any benefit under the Plan, each Participant or Beneficiary may be required to complete such administrative forms and furnish such proof as may be deemed necessary or appropriate by the Employer, Administrator, and/or Trustee.

7.4	MINIMUM DISTRIBUTION REQUIREMENTS.
(a)    General Rules.

(1)  Effective Date.  The provisions of this Article will apply for purposes of determining required minimum distributions.

(2)  Precedence. The requirements of this Article shall take precedence over any inconsistent provisions of the Plan; provided, however, that this Article shall not require the Plan to provide any form of benefit, or any option, not otherwise provided under Section 7.1.

(3)  Requirements of Treasury Regulations Incorporated.  All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code and the minimum distribution incidental benefit requirement of Section 401(a)(9)(G) of the Code.

(b)    Time and Manner of Distribution

(1)  Required Beginning Date.  The Participant's vested Account shall be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

(2)  Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant's vested Account shall be distributed, or begin to be distributed, no later than as follows:

(A)  If the Participant's surviving spouse is the Participant's sole designated Beneficiary, distribution of the Participant's entire vested account shall be completed by the December 31 of the calendar year containing the fifth anniversary of the Participant's death unless the surviving spouse Beneficiary elects to begin distribution over his life or over a period certain not exceeding his life expectancy (if permitted under Section 7.1 of the Plan) or in a lump sum payment by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B)  If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, distribution of the Participant's entire vested account shall be completed by the December 31 of the calendar year containing the fifth anniversary of the Participant's death unless the designated Beneficiary elects to begin distribution over his life or over a period certain not exceeding his life expectancy (if permitted under Section 7.1 of the Plan) by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)  If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(D)  If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 7.4(b), other than Section 7.4(b)(2)(A), shall apply as if the surviving spouse were the Participant.

For purposes of Sections 7.4(b) and 7.4(d), unless Section 7.4(b)(2)(D) applies, distributions are considered to begin on the Participant's required beginning date.  If Section 7.4(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 7.4(b)(2)(A).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 7.4(b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

(3)  Forms of Distribution.  Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions shall be made in accordance with Sections 7.4(c) and (d).  If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

(c)    Required Minimum Distributions During Participant's Lifetime.

(1)  Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that shall be distributed for each distribution calendar year is the lesser of:

(A)  the quotient obtained by dividing the Participant's vested Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9, Q&A-2, of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(B)  if the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's vested Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9, Q&A-3, of the Treasury Regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

(2)  Lifetime Required Minimum Distributions Continue Through Year of Participant's Death.  Required minimum distributions shall be determined under this Section 7.4(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

(d)    Required Minimum Distributions After Participant's Death.

(1)  Death On or After Date Distributions Begin.

(A)  Participant Survived by Designated Beneficiary.  Subject to the provisions of this Article, if the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that shall be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's vested Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

(i)  The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)  If the Participant's surviving spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year.  For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(iii)  If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(B)  No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that shall be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's vested Account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)  Death Before Date Distributions Begin.

(A)  Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that shall be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's vested Account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in Section 7.4(d)(1).

(B)  No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(C)  Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 7.4(b)(2)(A), this Section 7.4(d) shall apply as if the surviving spouse were the Participant.

(e)    Definitions.

(1)  Designated Beneficiary. The individual who is designated as the Beneficiary under Section 7.6 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4, of the Treasury Regulations.

(2)  Distribution Calendar Year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date.  For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 7.4(b)(2).  The required minimum distribution for the Participant's first distribution calendar year shall be made on or before the Participant's required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, shall be made on or before December 31 of that distribution calendar year.

(3)  Life Expectancy.  Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9, Q&A-1, of the Treasury Regulations.

(4)  Participant's Vested Account Balance.  The vested Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the vested Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The vested Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5)	Required Beginning Date. The date specified in Section 7.2 of the Plan.

(f)    Special Rules for Required Minimum Distributions During 2009

For purposes of this subsection, a "2009 RMD" is the required minimum distribution a Participant or Beneficiary, as applicable, is required to receive for 2009 without regard to Section 401(a)(9)(H) of the Code.  In this regard, a Participant or Beneficiary whose initial required minimum distribution is a 2009 RMD shall not receive distribution of his 2009 RMD unless he elects otherwise in accordance with procedures established by the Administrator.

A Participant or Beneficiary whose 2009 RMD is not his initial required minimum distribution shall receive his 2009 RMD unless he elects to suspend his 2009 RMD in accordance with procedures established by the Administrator.

A direct rollover will be offered only for distributions that would be eligible rollover distributions without regard to Code Section 401(a)(9)(H).

The provisions of this subsection (f) shall be interpreted in accordance with Code Section 401(a)(9)(H) and regulatory guidance issued thereunder.
7.5	AMOUNT OF DEATH BENEFIT.
(a)    Death Before Termination of Employment.  In the event of the death of a Participant while in the employ of the Employer or a member of the Employer's related group (as defined in Section 2.4(b)), vesting in the Participant's Account shall be one hundred percent (100%), if not otherwise one hundred percent (100%) vested under Section 6.1, with the credit balance of the Participant's Account being payable to his Beneficiary.

(b)    Death After Termination of Employment.  In the event of the death of a former Participant after termination of employment, but prior to the complete distribution of his vested Account balance under the Plan, the undistributed vested balance of the Participant's Account shall be paid to the Participant's Beneficiary.
7.6
DESIGNATION OF BENEFICIARY.  Each Participant shall designate a Beneficiary in a manner acceptable to the Administrator to receive payment of any death benefit payable hereunder if such Beneficiary should survive the Participant.  However, no Participant who is married shall be permitted to designate a Beneficiary other than his spouse, unless the Participant's spouse has signed a written consent, witnessed by a notary public, which provides for the designation of an alternate Beneficiary.

Subject to the above, Beneficiary designations may include primary and contingent Beneficiaries, and may be revoked or amended at any time in similar manner or form, and the most recent designation shall govern.  A designation of a Beneficiary made by a Participant shall cease to be effective upon his marriage or remarriage.  In addition, a spousal Beneficiary designation shall cease to be effective upon written notification to the Administrator of the divorce of the Participant and such spouse.  In the absence of an effective designation of Beneficiary, or if no designated Beneficiary is surviving as of the date of the Participant's death, any death benefit shall be paid to the surviving spouse of the Participant, or, if no surviving spouse, to the Participant's estate.  Notification to Participants of the death benefits under the Plan and the method of designating a Beneficiary shall be given at the time and in the manner provided by regulations and rulings under the Code.

In the event a Beneficiary survives the Participant, but dies before receipt of all payments due that Beneficiary hereunder, any benefits remaining to be paid to the Beneficiary shall be paid to the Beneficiary's estate.
7.7	DISTRIBUTION OF DEATH BENEFIT.
(a)  If a Participant dies before receiving a complete distribution of his Account, then upon the Participant's death, the Participant's remaining Account shall be distributed to the Participant's Beneficiary in accordance with the provisions of this Section 7.7.
(b)
If the Beneficiary is not the Participant's surviving spouse, then the Beneficiary must take a complete distribution of the Participant's Account by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(c)  If the Beneficiary is the Participant's surviving spouse, then the Beneficiary must take a complete distribution of the Participant's Account by the latest of (i) December 31 of the calendar year containing the fifth anniversary of the Participant's death, (ii) December 31 of the calendar year following the year of the Participant's death, and (iii) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70½).
7.8	ELIGIBLE ROLLOVER DISTRIBUTIONS. Notwithstanding the foregoing provisions of this Article Seven, the provisions of this Section 7.8 shall apply to distributions made under the Plan.
(a)    A "distributee" (as hereinafter defined) may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an "eligible rollover distribution" (as hereinafter defined) paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)    Definitions:

(i)    Eligible Rollover Distribution.  An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and any hardship distribution described in Section 8.2.  A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be transferred only to (1) a traditional individual retirement account or annuity described in Section 408(a) or (b) of the Code (a "traditional IRA") or a Roth individual retirement account or annuity described in Section 408A of the Code (a "Roth IRA"); or (2) to a qualified plan or an annuity contract described in Section 401(a) and 403(b) of the Code, respectively, that agrees to separately account for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(ii)  Eligible Retirement Plan.  An eligible retirement plan is an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, a traditional IRA, a Roth IRA, an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, or a qualified plan described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution.  The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

If any portion of an eligible rollover distribution is attributable to payments or distributions from a designated Roth account, an eligible retirement plan with respect to such portion shall include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.

(iii)  Distributee.  A distributee includes an Employee or former Employee.  In addition, the Employee's or former Employee's surviving spouse, and the Employee's or former Employee's spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.  For distributions after December 31, 2007, a distributee includes the Employee's or former Employee's non-spouse designated Beneficiary, in which case, the distribution can only be transferred to a traditional or Roth inherited IRA established on behalf of the non-spouse designated Beneficiary for the purpose of receiving the distribution.

(iv)  Direct Rollover.  A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c)    If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that:

(i)    the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii)  the Participant, after receiving the notice, affirmatively elects a distribution.

(d)    For any distribution notice issued in Plan Years beginning after December 31, 2006, the description of a Participant's right, if any, to defer distribution shall also describe the consequences of failing to defer receipt of the distribution in accordance with the requirements of applicable law.  In addition, any reference to the ninety (90) day maximum notice period prior to distribution in applying the notice requirements of Code Sections 402(f), 411(a)(11) and 417 shall become one hundred and eighty (180) days.

19757561.4

ARTICLE VIII--   LOANS AND IN-SERVICE WITHDRAWALS
8.1	LOANS.
(a)    Permissible Amount and Procedures.  Upon the application of an active Participant, the Administrator may, in accordance with a uniform and nondiscriminatory policy, direct the Trustee to grant a loan to the Participant, which loan shall be secured by the Participant's vested Account balance.  The Participant's signature shall be required on a promissory note.  The rate of interest on any such loan shall be equal to the "Prime Rate" (as reported in The Wall Street Journal on the date the loan is initiated) plus one percent 1%.  Participant loans shall be treated as segregated investments, and interest repayments shall be credited only to the Participant's Account.  Provided, however, that only Participants who are Employees or "parties in interest" (within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974) are permitted to initiate loans.  Further provided, the provisions of this Section 8.1 shall not apply to Participants who are members of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union Local 521, at Minteq International, Inc., Dover Ohio plant.  In addition, a Participant may only have one (1) loan outstanding at any time, including any defaulted loans.

(b)    Limitation on Amount of Loans.  A Participant's loan shall not exceed the lesser of:

(1)  $50,000, which amount shall be reduced by the highest outstanding loan balance during the preceding twelve (12)-month period; or

(2)  one-half (½) of the vested value of the Participant's Account, determined as of the Valuation Date preceding the date of the Participant's loan.

Any loan must be repaid within five (5) years (or such longer period permitted by law), unless made for the purpose of acquiring the primary residence of the Participant, in which case such loan may be repaid over a longer period of time not to exceed fifteen (15) years.  The repayment of any loan must be made in at least quarterly installments of principal and interest; provided, however, that this requirement shall not apply for a period, not longer than one year, or such longer period as may apply under Section 414(u) of the Code, that a Participant is on a leave of absence ("Leave"), either without pay from the Employer or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of the loan.  However, the loan must be repaid by the latest date permitted under Sections 72(p)(2)(B) and 414(u) of the Code and the installments due after the Leave ends (or, unless Section 414(u) of the Code applies, if earlier, upon the expiration of the first year of the Leave) must not be less than those required under the terms of the original loan.

If a Participant defaults on any outstanding loan, the unpaid balance, and any interest due thereon, shall become due and payable in accordance with the terms of the underlying promissory note; provided, however, that such foreclosure on the promissory note and attachment of security shall not occur until a distributable event occurs in accordance with the provisions of Article Seven.

If a Participant terminates employment while any loan balance is outstanding, the unpaid balance, and any interest due thereon, shall become due and payable in accordance with the terms of the underlying promissory note; provided, however, that any outstanding loan may, under certain circumstances, be rolled over to a qualified plan.  Any such rollover, if permitted, shall be made in accordance with rules and procedures established by the Administrator.  If such amount is not paid to the Plan, it shall be charged against the amounts that are otherwise payable to the Participant or the Participant's Beneficiary under the provisions of the Plan.

In the case of a Participant who has loans outstanding from other plans of the Employer (or a member of the Employer's related group (within the meaning of Section 2.4(b)), all such loans shall be aggregated for purposes of complying with the limits of Section 72(p) of the Code.
8.2
HARDSHIP DISTRIBUTIONS.  In the case of a financial hardship resulting from a proven immediate and heavy financial need, an actively employed Participant may receive a distribution not to exceed the lesser of (i) the vested value of the Participant's Account, without regard to earnings received on elective deferrals (within the meaning of Section 4.1) after December 31, 1988, and without regard to any Fail-Safe Contributions, Employer Safe-Harbor Basic Matching Contributions under Section 4.3(a) and Qualified Matching Contributions (within the meaning of Section 10.2 below), or (ii) the amount necessary to satisfy the financial hardship.  The amount of any such immediate and heavy financial need may include any amounts necessary to pay Federal, state or local income taxes reasonably anticipated to result from the distribution.  Such distribution shall be made in accordance with nondiscriminatory and objective standards and procedures consistently applied by the Administrator.  For purposes of this Section, an actively employed Participant shall include an Employee who has severed employment with the Employer but is still employed by a member of the Employer's related group (as defined in Section 2.4(b)) and who has an Account under the Plan.

Hardship distributions under this Section shall be deemed to be the result of an immediate and heavy financial need if such distribution is to: (a) pay expenses for (or to obtain) medical care that would be deductible under Section 213(d) of the Code determined without regard to whether the expenses exceed seven and one-half percent (7.5%) of adjusted gross income; (b) purchase the principal residence of the Participant (excluding mortgage payments); (c) pay tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, Participant's spouse, or any of the Participant's dependents (as defined in Section 152 of the Code, and without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code); (d) prevent the eviction of the Participant from his principal residence or foreclosure on the Participant's principal residence; (e) pay funeral or burial expenses for the Participant's deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, and without regard to Section 152(d)(1)(B) of the Code); or (f) repair damage to the Participant's principal residence that would qualify for a casualty loss deduction under Section 165 of the Code (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income).  Distributions paid pursuant to this Section shall be deemed to be made as of the Valuation Date immediately preceding the hardship distribution, and the Participant's Account shall be reduced accordingly.

A distribution shall not be treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent the amount of the distribution is in excess of the amount required to relieve the financial need or to the extent the need may be satisfied from other resources that are reasonably available to the Participant.  This determination shall generally be made on the basis of all relevant facts and circumstances.  For purposes of this paragraph, the Participant's resources shall be deemed to include those assets of the Participant's spouse and minor children that are reasonably available to the Participant.  A distribution generally shall be treated as necessary to satisfy a financial need if the Administrator relies upon the Participant's written representation, unless the Administrator has actual knowledge to the contrary, that the need cannot reasonably be relieved:

(1)    Through reimbursement or compensation by insurance or otherwise;

(2)    By liquidation of the Participant's assets;

(3)    By cessation of elective deferrals (within the meaning of Section 4.1) and any after-tax contributions under Section 4.2; or

(4)    By other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need.

For purposes of the foregoing paragraph, a need cannot reasonably be relieved by one of the actions listed above if the effect would be to increase the amount of the need.  In making such determination, the Administrator may rely upon the Participant's written representation to such effect, unless the Administrator has actual knowledge to the contrary.
8.3
WITHDRAWALS AFTER AGE 59½.  After attaining age fifty-nine and one-half (59½), an actively employed Participant may withdraw from the Plan a sum (a) not in excess of the credit balance of his vested Account and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan.  Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards and procedures consistently applied by the Administrator.  To the extent the Participant's Account is invested in the Employer stock fund (within the meaning of Section 5.1(a) or the Pfizer stock fund (within the meaning of Section 7.1), the withdrawal may be made in the form of whole shares of stock, with any fractional shares and the cash and cash equivalent portions of the underlying stock fund being withdrawn in cash.  For purposes of this Section, an actively employed Participant shall include an Employee who has severed employment with the Employer but is still employed by a member of the Employer's related group (as defined in Section 2.4(b)) and who has an Account under the Plan.

8.4
NON-HARDSHIP WITHDRAWALS.  Before attaining age fifty-nine and one-half (59½), a Participant, who is an Employee may, by notice to the Administrator, withdraw from the Plan a sum (a) not in excess of the credit balance of the Participant's Account attributable to any after-tax contributions made to the Plan, including earnings thereon, any rollover contributions, including earnings thereon, and, except as provided herein below, any Employer matching contributions previously made under the Plan or Employer discretionary contributions made pursuant to Section 4.3(b) that have been credited to his Account for at least two (2) years, (or, provided at least five (5) years have elapsed since his initial date of Plan participation, all such matching or discretionary contributions credited to his Account), including earnings thereon, and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan. Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator.  However, the amount available for withdrawal shall exclude any Employer Safe-Harbor Basic Matching Contributions made pursuant to Section 4.3(a) and any Qualified Matching Contributions (within the meaning of Section 10.2) and any earnings thereon.

8.5	HEART ACT PROVISIONS.
(a)    Death benefits.  In the case of a Participant's death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the Beneficiary(ies) (or surviving spouse, if the qualified joint and survivor annuity or qualified pre-retirement survivor annuity rules apply) of the Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed employment and then terminated employment on account of death.  In addition, vesting service credit for the deceased Participant's period of qualified military service shall be credited to the extent required by Code Section 401(a)(37).

(b)    Differential wage payments.  For years beginning after December 31, 2008, (i) a Participant receiving a differential wage payment, as defined by Code Section 3401(h)(2), shall be  treated as an Employee of the Employer making the payment, (ii) the differential wage payment shall be treated as Compensation, and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.

(c)    Severance from employment.  For years beginning after December 31, 2008 and for purposes of Code Section 401(k)(2)(B)(i)(I), an individual shall be treated as having severed from employment during any period the individual is performing service in the uniformed services described in Code Section 3401(h)(2)(A).

If a Participant elects to receive a distribution by reason of such severance from employment, the Participant may not make an elective deferral or employee contribution during the six (6)-month period or such other period as required by law beginning on the date of such distribution.

Effective as of the dates specified above, the provisions of this Section 8.5 shall be interpreted consistent with, and governed by, the Heroes Earnings Assistance and Relief Tax Act of 2008 ("HEART Act") and regulatory guidance issued thereunder.

19757561.4

ARTICLE IX--   ADMINISTRATION OF THE PLAN
9.1
PLAN ADMINISTRATION.  The Plan shall be administered by a Savings and Investment Plan Committee (the "Committee") consisting of at least three (3) persons, who may be Participants of the Plan, appointed by the Board of Directors of Minerals Technologies Inc. (the "Board"). Members of the Committee shall serve at the pleasure of the Board, and may resign at any time upon due notice in writing.  The Committee shall act by a majority of its members, and the secretary thereof shall certify its action to the Trustee.

The Committee shall be the Plan Administrator and shall have fiduciary responsibility under the Employee Retirement Income Security Act of 1974, as amended, for the general operation of the Plan, and the exclusive authority and responsibility (i) to appoint and remove or select investment managers, if any, the Trustee or any successor Trustee under the Plan and the Trust and pooled investment vehicles and investment advisers thereof, (ii) to direct the segregation of all or a portion of the assets of the Trust into an investment manager account or accounts at any time and from time to time and to add or to withdraw assets from such investment manager account or accounts as it deems desirable or appropriate, (iii) to direct the Trustee to enter into a group annuity contract or contracts, in such form and on such terms as may be approved by the Committee to provide for annuity settlements under the Plan, and (iv) to direct the Trustee to enter into one (1) or more investment contracts with one or more insurance companies or financial institutions.  The Committee may appoint or employ, and compensate such persons as it deems necessary to render advice with respect to any responsibility of the Committee under the Plan. The Committee may allocate to any one (1) or more of its members any responsibility that it may have under the Plan and may designate any other person or persons to carry out any responsibility of the Committee under the Plan.  Any person may serve in more than one fiduciary capacity with respect to the Plan.

The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan not otherwise reserved to the Employer, the Board or the Trustee.  The Committee shall have total and complete discretion to interpret the Plan and to determine all questions arising in the administration, interpretation and application of the Plan, including the power to construe and interpret the Plan; to decide questions relating to an individual's eligibility to participate in the Plan and/or eligibility for benefits and the amounts thereof; to have fact finder discretionary authority to decide all facts relevant to the determination of eligibility for benefits or participation; to make such adjustments as it deems necessary or desirable to correct any arithmetical or accounting errors; to determine the amount, form, and timing of any distribution to be made hereunder; to approve and enforce any loan hereunder including the repayment thereof; to resolve any conflict among Plan terms; and to establish any limitation or procedures relating to Participant investment allocations, distributions, and other Plan activities necessary to ensure compliance with the Employer's insider trading policy and any applicable securities laws.  The Committee shall have the discretion to make factual determinations relating to the amount and manner of any allocations and distributions of benefits.  In making its decisions, the Committee shall be entitled to, but need not rely upon, information supplied by a Participant, Beneficiary or representative thereof.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in such manner and to such extent as it shall deem necessary to carry out the purposes of the Plan.  The Committee's decision in such matters shall be binding and conclusive as to all parties.

The Committee is authorized to make such uniform rules as may be necessary to carry out the provisions of the Plan and shall determine, in its sole discretion, any questions arising in the administration, interpretation and application of the Plan, which determination shall be conclusive and binding on all parties.  In exercising such powers and authorities, the Committee shall at all times exercise good faith, apply standards of uniform application, and refrain from arbitrary action.  The Committee is also authorized to adopt such uniform rules as it may consider necessary or desirable for the conduct of its affairs and the transaction of its business, including, but not limited to, the power on the part of the Committee to act without formally convening and to provide that action of the Committee may be expressed by written instruments signed by a majority of its members.  It shall elect a secretary, who need not be a member of the Committee, who shall record the minutes of its proceedings and shall perform such other duties as may from time to time be assigned to him.  The Committee may retain legal counsel (who may be the General Counsel or Assistant General Counsel of Minerals Technologies Inc.) when and if it be found necessary or convenient to do so, and may also employ such other assistants, clerical or otherwise, as may be needed, and expend such monies as may be required for the proper performance of its work. Such costs and expenses shall be borne by the Employer.

To the extent permitted by law, the Committee, the Board, the Employer, and their respective officers, shall not be liable for the directions, actions or omissions of any agent, legal or other counsel, accountant or any other expert who has agreed to the performance of administrative duties in connection with the Plan or Trust.  The Committee, the Board, and the Employer, and their respective officers, shall be entitled to rely upon all certificates, reports, data, statistics, analyses and opinions which may be made by such experts and shall be fully protected in respect to any action taken or suffered by them in good faith reliance upon any such certificates, reports, data, statistics, analyses or opinions; all actions so taken or suffered shall be conclusive upon each of them and upon all persons having or claiming to have any interest in or under the Plan.

Each member of the Committee shall be indemnified the by the Employer against all costs and expenses (including counsel fees, but excluding any amount representing a settlement unless such settlement be approved by the Employer) reasonably incurred by or imposed upon him in connection with or resulting from any action, suit or proceeding to which he may be made a party by reason of his being or having been a member of the Committee (whether or not he continues to be a member of the Committee at the time when such cost or expense is incurred or imposed), to the full extent of the law.  The foregoing rights of indemnification shall not be exclusive of other rights to which any member of the Committee may be entitled as a matter of law, contract or otherwise.
9.2	CLAIMS PROCEDURE.
(a)    Pursuant to procedures established by the Administrator, claims for benefits under the Plan made by a Participant or Beneficiary (the "claimant") must be submitted in writing to the Plan Representative identified by the Administrator.  Approved claims shall be processed and instructions issued to the Trustee or custodian authorizing payment as claimed.

If a claim is denied in whole or in part, the Plan Representative shall notify the claimant within ninety (90) days after receipt of the claim (or within one hundred eighty (180) days, if special circumstances require an extension of time for processing the claim, and provided written notice indicating the special circumstances and the date by which a final decision is expected to be rendered is given to the claimant within the initial ninety (90) day period).

The notice of the denial of the claim shall be written in a manner calculated to be understood by the claimant and shall set forth the following:

(i)    the specific reason or reasons for the denial of the claim;

(ii)  the specific references to the pertinent Plan provisions on which the denial is based;

(iii)  a description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary;

(iv)  a statement that any appeal of the denial must be made by giving to the Administrator, within sixty (60) days after receipt of the denial of the claim, written notice of such appeal, such notice to include a full description of the pertinent issues and basis of the claim; and

(v)  a statement about the claimant's right to bring civil action under Section 502(a) under ERISA if the claim is denied on review.

Upon denial of a claim in whole or part, the claimant (or his duly authorized representative) shall have the right to submit a written request to the Administrator for a full and fair review of the denied claim, to be permitted to review documents (free of charge) pertinent to the denial, and to submit issues and comments in writing.  Any appeal of the denial must be given to the Administrator within the period of time prescribed under (a)(iv) above.  If the claimant (or his duly authorized representative) fails to appeal the denial to the Administrator within the prescribed time, the Administrator's adverse determination shall be final, binding and conclusive.

The Administrator may hold a hearing or otherwise ascertain such facts as it deems necessary and shall render a decision which shall be binding upon both parties.  The Administrator shall advise the claimant of the results of the review within sixty (60) days after receipt of the written request for the review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than one hundred twenty (120) days after receipt of the request for review.  If such extension of time is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension.  The decision of the review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based, the claimant's right to receive free of charge upon written request, reasonable access to and copies of, all Plan documents, records, and other information relevant to the claim, and a statement about the claimant's right to bring a civil action under Section 502(a) of ERISA.  The decision of the Administrator shall be final, binding and conclusive.  Employees must pursue all claims procedures described herein before seeking any other legal recourse with respect to Plan benefits.  In addition, any lawsuit must be filed within six months from the date of the denied appeal.
9.3
TRUST AGREEMENT.  The Trust Agreement entered into by and between Minerals Technologies Inc. and the Trustee, including any supplements or amendments thereto, or any successor Trust Agreement, is incorporated by reference herein.

19757561.4

ARTICLE X--   SPECIAL COMPLIANCE PROVISIONS
10.1
DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS.  Notwithstanding any other provision of the Plan, "Excess Elective Deferrals" (as defined below) (and income or loss allocable thereto, including all earnings, expenses and appreciation or depreciation in value, whether or not realized) shall be distributed (no later than each April 15) to Participants who claim Excess Elective Deferrals for the preceding calendar year.

"Excess Elective Deferrals" shall mean the amount of Elective Deferrals (as defined below) for a calendar year that the Participant designates to the Plan pursuant to the following procedure.  The Participant's designation:  shall be submitted to the Administrator in writing no later than March 1; shall specify the Participant's Excess Elective Deferrals for the preceding calendar year; and shall be accompanied by the Participant's written statement that if the Excess Elective Deferrals are not distributed, they shall, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k) or 403(b) of the Code, exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred.  Excess Elective Deferrals shall mean those Elective Deferrals that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section.

An Excess Elective Deferral, and the income or loss allocable thereto, may be distributed before the end of the calendar year in which the Elective Deferrals were made.  A Participant who has an Excess Elective Deferral for a taxable year, taking into account only his Elective Deferrals under the Plan or any other plans of the Employer (including any member of the Employer's related group (within the meaning of Section 2.4(b)), shall be deemed to have designated the entire amount of such Excess Elective Deferral.

Excess Elective Deferrals shall be adjusted for any income or loss.  For purposes of this Section 10.1, whenever reference is made to the income or loss allocable to an Excess Elective Deferral, such income or loss shall be determined as follows.  The income or loss allocable to Excess Elective Deferrals allocated to each Participant shall be the income or loss allocable to the Participant's deferred amounts for the Plan Year multiplied by a fraction, the numerator of which is the Excess Elective Deferrals made on behalf of the Participant for the Plan Year, and the denominator of which is the Participant's Account balance attributable to the Participant's Elective Deferrals on the last day of the Plan Year.

For purposes of this Article Ten, "Elective Deferrals" shall mean any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary deferral reduction agreement or other deferral mechanism.  With respect to any taxable year, a Participant's Elective Deferrals are the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement described in Section 401(k) of the Code, any salary reduction simplified employee pension described in Section 408(k)(6) of the Code, and SIMPLE IRA Plan described in Section 408(p) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan described under Section 501(c)(18) of the Code, and any Employer contributions made on behalf of a Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement.  Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.
10.2	LIMITATIONS ON 401(k) CONTRIBUTIONS.
(a)    Actual Deferral Percentage Test ("ADP Test").  Notwithstanding anything in this Section 10.2 to the contrary, because the Plan satisfies the requirements of Section 401(k)(12) of the Code, the deferred amounts described in this Section 10.2(a) are not subject to the actual deferral percentage test provided herein except as provided in the last sentence of this paragraph and the provisions of this Section 10.2(a) shall not apply except as provided in the last sentence of this paragraph.  This Section 10.2(a) shall only be applied (i) with respect to any Participant who is a member of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union Local 521, at Minteq International, Inc., Dover Ohio plant (and with respect to such members, the Plan shall be disaggregated into a separate plan for such members, which plan shall be subject to the testing provisions of Section 10.2), and (ii) if the Plan is amended to cease to satisfy the requirements of Section 401(k)(12) of the Code.

Amounts contributed as elective deferrals under Section 4.1(a) and, if so elected by the Employer, "Qualified Matching Contributions" (as defined below) and any Fail-Safe Contributions made under this Section, are considered to be amounts deferred pursuant to Section 401(k) of the Code.  For purposes of this Section, these amounts are referred to as the "deferred amounts."  For purposes of the "actual deferral percentage test" described below, (i) such deferred amounts must be made before the last day of the twelve (12)-month period immediately following the Plan Year to which the contributions relate, and (ii) the deferred amounts relate to Compensation that either (A) would have been received by the Participant in the Plan Year but for the Participant's election to make deferrals, or (B) is attributable to services performed by the Participant in the Plan Year, and, but for the Participant's election to make deferrals, would have been received by the Participant within two and one-half (2½) months after the close of the Plan Year.  The Employer shall maintain records sufficient to demonstrate satisfaction of the actual deferral percentage test and the deferred amounts used in such test.

For purposes of this Section, "Qualified Matching Contributions" shall mean matching contributions which are subject to the distribution and nonforfeitability requirements under Section 401(k) of the Code and satisfy Section 1.401(k)-2(a)(6) of the Treasury Regulations.

As of the last day of each Plan Year, the deferred amounts for the Participants who are Highly-Compensated Employees for the Plan Year shall satisfy either of the following tests:

(1)  The actual deferral percentage for the eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the actual deferral percentage for eligible Participants who are Nonhighly-Compensated Employees for the prior Plan Year multiplied by 1.25; or

(2)  The actual deferral percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the actual deferral percentage of eligible Participants who are Nonhighly-Compensated Employees for the prior Plan Year multiplied by two (2), provided that the actual deferral percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year does not exceed the actual deferral percentage for eligible Participants who are Nonhighly-Compensated Employees for the prior Plan Year by more than two (2) percentage points.

Notwithstanding the foregoing, if elected by the Employer by Plan amendment, the foregoing percentage tests shall be applied based on the actual deferral percentage of the Nonhighly-Compensated Employees for the Plan Year; provided, however, the change in testing methods complies with the requirements set forth in the Section 401(k) and 401(m) Treasury Regulations and any other superseding guidance.

In the event the Plan changes from the current year testing method to the prior year testing method, then, for purposes of the first testing year for which the change is effective, the actual deferral percentage for Nonhighly-Compensated Employees for the prior year shall be determined by taking into account only elective deferrals (within the meaning of Section 4.1) for those Nonhighly-Compensated Employees that were taken into account for purposes of the actual deferral percentage test (and not the actual contribution percentage test) under the current year testing method for the prior year.

For purposes of the above tests, the "actual deferral percentage" shall mean for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) deferred amounts actually paid over to the Trust on behalf of such Participant for the Plan Year to (2) the Participant's compensation (within the meaning of Section 1.6 of the Plan) or, if the Employer chooses, Participant's compensation determined by using any other definition of compensation that satisfies the nondiscrimination requirements of Section 414(s) of the Code and the regulations thereunder.  For purposes hereof, the Participant's compensation shall be referred to as "414(s) Compensation." An Employer may limit the period taken into account for determining 414(s) Compensation to that part of the Plan Year or calendar year in which an Employee was a Participant in the component of the Plan being tested.  The period used to determine 414(s) Compensation must be applied uniformly to all Participants for the Plan Year.  Deferred amounts on behalf of any Participant shall include (1) any Elective Deferrals made pursuant to the Participant's deferral election (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (a) Excess Elective Deferrals of Nonhighly-Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of this Employer and (b) Elective Deferrals that are taken into account in the actual contribution percentage test (provided the actual deferral percentage test is satisfied both with and without exclusion of these Elective Deferrals); and (2) Qualified Matching Contributions and Fail-Safe Contributions.  For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

For purposes of this Section 10.2, the actual deferral percentage for any eligible Participant who is a Highly-Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals allocated to his account under two (2) or more plans or arrangements described in Code Section 401(k) that are maintained by the Employer or any employer who is a related group member (within the meaning of Section 2.4(b)) shall be determined as if all such deferrals were made under a single arrangement.  In the event that this Plan satisfies the requirements of Code Section 401(k), 401(a)(4) or 410(b) only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then the provisions of this Section 10.2 shall be applied by determining the actual deferral percentage of eligible Participants as if all such plans were a single plan.  Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year and use the same average actual deferral percentage testing method.

The determination and treatment of deferred amounts and the actual deferral percentage of any Participant shall be subject to the prescribed requirements of the Secretary of the Treasury.

In the event the actual deferral percentage test is not satisfied for a Plan Year, the Employer, in its discretion, may make a Fail-Safe Contribution for eligible Participants who are Nonhighly-Compensated Employees, equal to a specified percentage of compensation; provided, however such percentage does not exceed the greater of five percent (5%) or two times the Plan's "representative contribution rate."  For purposes of this paragraph:

(1)	"compensation" - shall mean compensation used for the actual deferral percentage test.

(2)	"representative contribution rate" – shall mean the greater of:

(A)  the lowest applicable contribution rate (defined below) of any eligible Nonhighly-Compensated Employee among a group of eligible Nonhighly-Compensated Employees that consists of at least fifty percent (50%) of the total eligible Nonhighly-Compensated Employees for the Plan Year, or

(B)  the lowest applicable contribution rate of any eligible Nonhighly-Compensated in the group of all eligible Nonhighly-Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year.

The applicable contribution rate for an eligible Nonhighly-Compensated Employee is the sum of the qualified matching contribution taken into account for the eligible Nonhighly-Compensated Employee for the Plan Year and the Fail-Safe Contribution made for the eligible Nonhighly-Compensated Employee for the Plan Year, divided by the eligible Nonhighly-Compensated Employee's compensation for the same period.

(b)    Distributions of Excess Contributions.

(1)  In General.  If the actual deferral percentage test of Section 10.2(a) is not satisfied for a Plan Year, then the "excess contributions", and income allocable thereto, shall be distributed, to the extent required under Treasury Regulations, no later than the last day of the Plan Year following the Plan Year for which the excess contributions were made.  However, if such excess contributions are distributed later than two and one-half (2½) months (or such longer period as permitted by applicable law and/or regulatory guidance) following the last day of the Plan Year in which such excess contributions were made, a ten percent (10%) excise tax shall be imposed upon the Employer with respect to such excess contributions.

(2)  Excess Contributions.  For purposes of this Section, "excess contributions" shall mean, with respect to any Plan Year, the excess of:

(A)  The aggregate amount of Employer contributions actually taken into account in computing the numerator of the actual deferral percentage of Highly-Compensated Employees for such Plan Year, over

(B)  The maximum amount of such contributions permitted by the ADP Test under Section 10.2(a) (determined by hypothetically reducing contributions made on behalf of Highly-Compensated Employees in order of the actual deferral percentages, beginning with the highest of such percentages).

Excess contributions shall be allocated to the Highly-Compensated Employees with the highest dollar amounts of contributions taken into account in calculating the actual deferral percentage test for the year in which the excess arose, beginning with the Highly-Compensated Employee with the highest dollar amount of such contributions and continuing in descending order until all the excess contributions have been allocated.  For purposes of the preceding sentence, the "highest dollar amount" is determined after distribution of any excess contributions.  Any Employer matching contributions and earnings thereon that relate to such excess contributions shall be forfeited and applied in accordance with Section 6.2.  To the extent a Highly-Compensated Employee has not reached his catch-up contribution limit (set forth in Section 4.1(e) of the Plan), excess contributions allocated to such Highly-Compensated Employee shall be treated as catch-up contributions and shall not be treated as excess contributions.

(3)  Determination of Income.  Excess contributions shall be adjusted for any income or loss up to the end of the Plan Year in which the excess contributions were made.

(4)  Accounting for Excess Contributions.  Excess contributions shall be distributed from that portion of the Participant's Account attributable to such deferred amounts to the extent allowable under Treasury regulations.
10.3	NONDISCRIMINATION TEST FOR EMPLOYER MATCHING CONTRIBUTIONS AND AFTER-TAX CONTRIBUTIONS.
(a)    Average Contribution Percentage Test ("ACP Test").  Notwithstanding anything in this Section 10.3 to the contrary, because the Plan satisfies the requirements of Section 401(k)(12) and Section 401(m)(11) of the Code, the amounts described in this Section 10.3(a), other than Employee after-tax contributions, are not required to be taken into account in performing the average contribution percentage test provided herein, but the Administrator may elect to take such amounts into account in performing such test.  This Section 10.3(a) shall be applied with respect to amounts in addition to Employee after-tax contributions if the Plan is amended to cease to satisfy the requirements of Section 401(k)(12) of the Code.  This Section 10.3 shall apply with respect to Employee after-tax contributions.

To the extent required by applicable law, the provisions of this Section shall apply if Employer matching contributions are made in any Plan Year under Section 4.3 and such matching contributions are not used to satisfy the actual deferral percentage test of Section 10.2 and/or in the event Employee after-tax contributions are made to the Plan under Section 4.2.  Any Employee after-tax contributions that are used to satisfy the average contribution percentage test shall satisfy the requirements of Section 1.401(m)-2(a)(6) of the Treasury Regulations.

As of the last day of each Plan Year, the average contribution percentage for Highly-Compensated Employees for the Plan Year shall satisfy either of the following tests:

(1)  The average contribution percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees for the prior Plan Year multiplied by 1.25; or

(2)  The average contribution percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees for the prior Plan Year multiplied by two (2), provided that the average contribution percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year does not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees for the prior Plan Year by more than two (2) percentage points.

Notwithstanding the foregoing, if elected by the Employer by Plan amendment, the foregoing percentage tests shall be applied based on the actual  average contribution percentage of the Nonhighly-Compensated Employees for the Plan Year; provided, however, the change in testing methods complies with the requirements set forth in the Section 401(k) and 401(m) Treasury Regulations and any other superseding guidance.

In the event the Plan changes from the current year testing method to the prior year testing method, then, for purposes of the first testing year for which the change is effective, the average contribution percentage for Nonhighly-Compensated Employees for the prior year shall be determined by taking into account only (a) after-tax contributions for those Nonhighly-Compensated Employees for the prior year,  and (b) matching contributions for those Nonhighly-Compensated Employees that were taken into account for purposes of the average contribution percentage test (and not the average actual deferral percentage test) under the current year testing method for the prior year.

For purposes of the above tests, the "average contribution percentage" shall mean the average (expressed as a percentage) of the contribution percentages of the "eligible Participants" in each group.  The "contribution percentage" shall mean the ratio (expressed as a percentage) that the sum of Employer matching contributions, and, if applicable, Employee after-tax contributions, and elective deferrals under Section 4.1 (to the extent such elective deferrals are not used to satisfy the actual deferral percentage test of Section 10.2) under the Plan on behalf of the eligible Participant for the Plan Year bears to the eligible Participant's compensation (within the meaning of Section 1.6 of the Plan) or, if the Employer chooses, Participant's compensation determined by using any other definition of compensation that satisfies the nondiscrimination requirements of Section 414(s) of the Code and the regulations thereunder.  For purposes hereof, the Participant's compensation shall be referred to as "414(s) Compensation."  An Employer may limit the period taken into account for determining 414(s) Compensation to that part of the Plan Year or calendar year in which an Employee was a Participant in the component of the Plan being tested.  The period used to determine 414(s) Compensation must be applied uniformly to all Participants for the Plan Year.  Such average contribution percentage shall be determined without regard to matching contributions that are used either to correct excess contributions hereunder or because contributions to which they relate are excess deferrals under Section 10.1 or excess contributions under Section 10.2.  "Eligible Participant" shall mean each Employee who is eligible to receive Employer matching contributions or make after-tax contributions.

For purposes of this Section 10.3, the contribution percentage for any eligible Participant who is a Highly-Compensated Employee for the Plan Year and who is eligible to have Employer matching contributions, elective deferrals and/or after-tax contributions allocated to his account under two (2) or more plans described in Section 401(a) of the Code or under arrangements described in Section 401(k) of the Code that are maintained by the Employer or any member of the Employer's related group (within the meaning of Section 2.4(b)), shall be determined as if all such contributions were made under a single plan.

In the event that this Plan satisfies the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then the provisions of this Section 10.3 shall be applied by determining the contribution percentages of eligible Participants as if all such plans were a single plan.

The determination and treatment of the contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(b)    Distribution of Excess Employer Matching Contributions.

(1)  In General.  If the nondiscrimination tests of Section 10.3(a) are not satisfied for a Plan Year, then the "excess aggregate contributions", and any income allocable thereto, shall be forfeited, if otherwise forfeitable, no later than the last day of the Plan Year following the Plan Year for which the nondiscrimination tests are not satisfied, and shall be used to reduce Employer matching contributions under the Plan.  To the extent that such "excess aggregate contributions" are nonforfeitable, such excess contributions shall be distributed to the Participant on whose behalf the excess contributions were made no later than the last day of the Plan Year following the Plan Year for which such "excess aggregate contributions" were made.  However, if such excess aggregate contributions are distributed later than two and one-half (2½) months (or such longer period as permitted by applicable law and/or regulatory guidance) following the last day of the Plan Year in which such excess aggregate contributions were made, a ten percent (10%) excise tax shall be imposed upon the Employer with respect to such excess aggregate contributions.  For purposes of the limitations of Section 11.1(b)(1) of the Plan, excess aggregate contributions shall be considered annual additions.

(2)  Excess Aggregate Contributions.  For purposes of this Section, "excess aggregate contributions" shall mean, with respect to any Plan Year, the excess of:

(A)  The aggregate amount of Employer matching contributions and, if applicable, Employee after-tax contributions, and elective deferrals under Section 4.1 (to the extent not used to satisfy the actual deferral percentage test of Section 10.2) actually taken into account in computing the numerator of the actual contribution percentage of Highly-Compensated Employees for such Plan Year, over

(B)  The maximum amount of such contributions permitted by the ACP Test under Section 10.3(a) (determined by hypothetically reducing contributions made on behalf of Highly-Compensated Employees in order of the actual contribution percentages, beginning with the highest of such percentages).

Excess contributions shall be allocated to the Highly-Compensated Employee with the largest "contribution percentage amounts" (as defined below) taken into account in calculating the average contribution percentage test for the year in which the excess arose, beginning with the Highly-Compensated Employee with the largest amount of such contribution percentage amounts and continuing in descending order until all the excess aggregate contributions have been allocated.  For purposes of the preceding sentence, the "largest amount" is determined after distribution of any excess aggregate contributions.

For purposes of the preceding paragraph, "contribution percentage amounts" shall mean the sum of Employer matching contributions and, if applicable, Employee after-tax contributions, and elective deferrals (to the extent not used to satisfy the actual deferral percentage test of Section 10.2) made under the Plan on behalf of the Participant for the Plan Year.

(3)  Determination of Income.  Excess aggregate contributions shall be adjusted for an income or loss up to the end of the Plan Year in which the excess aggregate contributions were made.

Notwithstanding the foregoing, to the extent otherwise required to comply with the requirements of Section 401(a)(4), 401(k)(3), or 401(m)(3) of the Code and the regulations thereunder, vested matching contributions may be forfeited.

19757561.4

ARTICLE XI--   LIMITATION ON ANNUAL ADDITIONS
11.1	RULES AND DEFINITIONS.
(a)    Rules.  The following rules shall limit additions to Participants' Accounts:

(1)  If the Participant does not participate, and has never participated, in another qualified plan maintained by the Employer, the amount of annual additions which may be credited to the Participant's Account for any limitation year shall not exceed the lesser of the "maximum permissible" amount (as hereafter defined) or any other limitation contained in this Plan.  If the Employer contribution that would otherwise be allocated to the Participant's Account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount allocated shall be reduced so that the annual additions for the limitation year shall equal the maximum permissible amount.

(2)  Prior to determining the Participant's actual compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's compensation for the limitation year, uniformly determined for all Participants similarly situated.

(3)  As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year shall be determined on the basis of the Participant's actual compensation for the limitation year.

(4)  If the limitations of Section 415 of the Code are exceeded, such excess amount shall be corrected in accordance with the requirements of applicable law, including pursuant to the Employee Plans Compliance Resolution System.

(5)  If, in addition to this Plan, the Participant is covered under another defined contribution plan maintained by the Employer, or a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, or an individual medical account, as defined in Code Section 415(1)(2), maintained by the Employer which provides an annual addition, the annual additions which may be credited to a Participant's account under all such plans for any such limitation year shall not exceed the maximum permissible amount.  Benefits shall be reduced under any discretionary defined contribution plan before they are reduced under any other defined contribution plan.  If both plans are discretionary contribution plans, they shall first be reduced under this Plan.  Any excess amount attributable to this Plan shall be disposed of in the manner described in Section 11.1(a)(4).

(b)    Definitions.

(1)  Annual additions:  The following amounts credited to a Participant's Account for the limitation year shall be treated as annual additions:

(A)  Employer contributions;

(B)  Elective deferrals (within the meaning of Section 4.1);

(C)  Employee after-tax contributions, if any;

(D)  Forfeitures, if any; and

(E)  Amounts allocated after March 31, 1984 to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer.  Also, amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3), and amounts under a welfare benefit fund, as defined in Section 419(e), maintained by the Employer, shall be treated as annual additions to a defined contribution plan.

Employer and employee contributions taken into account as annual additions shall include "excess contributions" as defined in Section 401(k)(8)(B) of the Code, "excess aggregate contributions" as defined in Section 401(m)(6)(B) of the Code, and "excess deferrals" as defined in Section 402(g) of the Code, regardless of whether such amounts are distributed, recharacterized or forfeited, unless such amounts constitute excess deferrals that were distributed to the Participant no later than April 15 of the taxable year following the taxable year of the Participant in which such deferrals were made.

For this purpose, any excess amount applied under Section 11.1(a)(4) in the limitation year to reduce Employer contributions shall be considered annual additions for such limitation year.

(2)  Compensation:  For purposes of determining maximum permitted benefits under this Section, Compensation shall have the meaning provided in Section 1.6.

Compensation shall be measured on the basis of compensation paid in the limitation year.

Any compensation described in this Section 11.1(b)(2) does not fail to be Compensation merely because it is paid after the Participant's severance from employment with the Employer, provided the Compensation is paid by the later of 2½ months after severance from employment with the Employer or the end of the limitation year that includes the date of severance from employment.  In addition, payment for unused bona fide sick, vacation or other leave shall be included as Compensation if (i) the Participant would have been able to use the leave if employment had continued, (ii) such amounts are paid by the later of 2½ months after severance from employment with the Employer or the end of the Plan Year that includes the date of severance from employment and (iii) such amounts would have been included as Compensation if they were paid prior to the Participant's severance from employment with the Employer.

(3)  Defined contribution dollar limitation:  This shall mean $40,000, as adjusted under Section 415(d) of the Code.

(4)  Employer:  This term refers to the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h)), commonly-controlled trades or businesses (as defined in Section 414(c), as modified by Section 415(h)), or affiliated service groups (as defined in Section 414(m)) of which the Employer is a part, or any other entity required to be aggregated with the Employer under Code Section 414(o).

(5)  Limitation year:  This shall mean the Plan Year, unless the Employer elects a different twelve (12) consecutive month period.  The election shall be made by the adoption of a Plan amendment by the Employer.  If the limitation year is amended to a different twelve (12) consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

(6)  Maximum permissible amount:  Except to the extent permitted under Section 4.1(e) and Section 414(v) of the Code, if applicable, this shall mean an amount equal to the lesser of the defined contribution dollar limitation or one hundred percent (100%) of the Participant's compensation for the limitation year.  If a short limitation year is created because of an amendment changing the limitation year to a different twelve (12)-consecutive month period, the maximum permissible amount shall not exceed the defined contribution dollar limitation multiplied by the following fraction:

Number of months in the short limitation year
12

19757561.4

ARTICLE XII--   AMENDMENT AND TERMINATION
12.1
AMENDMENT.  The Employer reserves the right to amend, or modify the Plan at any time, or from time to time, in whole or in part.  However, the Committee (within the meaning of Section 9.1) may make administrative changes to the Plan so as to conform with or take advantage of governmental requirements, statutes or regulations.   Any such amendment shall become effective under its terms upon adoption by the Employer or the Committee, as the case may be.  However, no amendment affecting the duties, powers or responsibilities of the Trustee may be made without the written consent of the Trustee.  No amendment shall be made to the Plan which shall:

(a)    make it possible (other than as provided in Section 14.3) for any part of the corpus or income of the Trust Fund (other than such part as may be required to pay taxes and administrative expenses) to be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries;

(b)    decrease a Participant's account balance or eliminate an optional form of payment (unless permitted by applicable law) with respect to benefits accrued as of the later of (i) the date such amendment is adopted, or (ii) the date the amendment becomes effective; or

(c)    alter the schedule for vesting in a Participant's Account with respect to any Participant with three (3) or more Years of Service without his consent or deprive any Participant of any nonforfeitable portion of his Account.

Notwithstanding the other provisions of this Section or any other provisions of the Plan, any amendment or modification of the Plan may be made retroactively if necessary or appropriate within the remedial amendment period to conform to or to satisfy the conditions of any law, governmental regulation, or ruling, and to meet the requirements of the Employee Retirement Income Security Act of 1974, as it may be amended.

If any corrective amendment (within the meaning of Section 1.401(a)(4)-11(g) of the Treasury Regulations) is made after the end of a Plan Year, such amendment shall satisfy the requirements of Section 1.401(a)(4)-11(g)(3) and (4) of the Treasury Regulations.
12.2
TERMINATION OF THE PLAN.  The Employer, by resolution of its board of directors, reserves the right at any time and in its sole discretion to discontinue payments under the Plan and to terminate the Plan.  In the event the Plan is terminated, or upon complete discontinuance of contributions under the Plan by the Employer, the rights of each Participant to his Account on the date of such termination or discontinuance of contributions, to the extent of the fair market value under the Trust Fund, shall remain fully vested and nonforfeitable.  The Employer shall direct the Trustee to distribute the Trust Fund in accordance with the Plan's distribution provisions to the Participants and their Beneficiaries, each Participant or Beneficiary receiving a portion of the Trust Fund equal to the value of his Account as of the date of distribution.  These distributions may be implemented by the continuance of the Trust and the distribution of the Participants' Account shall be made at such time and in such manner as though the Plan had not terminated, or by any other appropriate method, including rollover into Individual Retirement Accounts.  Upon distribution of the Trust Fund, the Trustee shall be discharged from all obligations under the Trust and no Participant or Beneficiary shall have any further right or claim therein.  In the event of the partial termination of the Plan, the Accounts of all affected Participants shall remain fully vested and nonforfeitable.

In the event of the termination of the Plan, any amounts to be distributed to Participants or Beneficiaries who cannot be located shall be handled in accordance with the provisions of applicable law (which may include the establishment of an account for such Participant or Beneficiary).

19757561.4

ARTICLE XIII--  TOP-HEAVY PROVISIONS
13.1
APPLICABILITY.  The provisions of this Article shall become applicable only for any Plan Year in which the Plan is a Top-Heavy Plan (as defined in Section 13.2(b)) and only if, and to the extent, required under Section 416 of the Code and the regulations issued thereunder.  Notwithstanding the foregoing, this Article shall not apply in any Plan Year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) or 401(k)(13) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) or 401(m)(12) of the Code are met.

13.2	DEFINITIONS. For purposes of this Article, the following definitions shall apply:
(a)    "Key Employee":  "Key Employee" shall mean any Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year that includes the determination date, was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code), a five percent (5%) owner of the Employer, or a one percent (1%) owner of the Employer having annual compensation of more than $150,000.  For this purpose, annual compensation shall mean compensation as defined in Section 11.1(b)(2) of the Plan.  The determination of who is a Key Employee (including the terms "5% owner" and "1% owner") shall be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(b)    "Top-Heavy Plan":

(1)  The Plan shall constitute a "Top-Heavy Plan" if any of the following conditions exist:

(A)  The top-heavy ratio for the Plan exceeds sixty percent (60%) and the Plan is not part of any required aggregation group or permissive aggregation group of plans; or

(B)  The Plan is part of a required aggregation group of plans (but is not part of a permissive aggregation group) and the top-heavy ratio for the group of plans exceeds sixty percent (60%); or

(C)  The Plan is a part of a required aggregation group of plans and part of a permissive aggregation group and the top-heavy ratio for the permissive aggregation group exceeds sixty percent (60%).

(2)  If the Employer maintains one (1) or more defined contribution plans (including any simplified employee pension plan funded with individual retirement accounts or annuities) and the Employer maintains or has maintained one (1) or more defined benefit plans which have covered or could cover a Participant in this Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the actuarial equivalents of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants and the actuarial equivalents of accrued benefits under the defined benefit plans for all Participants.  Both the numerator and denominator of the top-heavy ratio shall include any distribution of an account balance or an accrued benefit made in the one (1)-year period ending on the determination date and any contribution due to a defined contribution pension plan but unpaid as of the determination date.  However, in the case of any distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting a five (5)-year period for a one (1)-year period.  In determining the accrued benefit of a non-Key Employee who is participating in a plan that is part of a required aggregation group, the method of determining such benefit shall be either (i) in accordance with the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or any member of the Employer's related group (within the meaning of Section 2.4(b)), or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

(3)  For purposes of (1) and (2) above, the value of account balances and the actuarial equivalents of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the twelve (12)-month period ending on the determination date.  The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year shall be disregarded.  The accrued benefits and account balances of Participants who have performed no service with any Employer maintaining the plan for the one (1)-year period ending on the determination date shall be disregarded.  The calculations of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made under Section 416 of the Code and regulations issued thereunder.  Deductible Employee contributions shall not be taken into account for purposes of computing the top-heavy ratio.  When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the determination dates that fall within the same calendar year.

(4)  Definition of terms for Top-Heavy status:

(A)  "Top-heavy ratio" shall mean the following:

(1)  If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan funded with individual retirement accounts or annuities) and the Employer has never maintained any defined benefit plans which have covered or could cover a Participant in this Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date, and the denominator of which is the sum of the account balances of all Participants as of the determination date.  Both the numerator and the denominator shall be increased by any contributions due but unpaid to a defined contribution pension plan as of the determination date.

(B)  "Permissive aggregation group" shall mean the required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(C)  "Required aggregation group" shall mean (i) each qualified plan of the Employer (including any terminated plan) in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination date or any of the four preceding Plan Years, and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Section 401(a)(4) or 410 of the Code.

(D)  "Determination date" shall mean, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year.  For the first Plan Year of the Plan, "determination date" shall mean the last day of that Plan Year.

(E)  "Valuation Date" shall mean the last day of the Plan Year.

(F)    Actuarial equivalence shall be based on the interest and mortality rates utilized to determine actuarial equivalence when benefits are paid from any defined benefit plan.  If no rates are specified in said plan, the following shall be utilized:  pre- and post-retirement interest -- five percent (5%); post-retirement mortality based on the Unisex Pension (1984) Table as used by the Pension Benefit Guaranty Corporation on the date of execution hereof.
13.3	ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES FOR A TOP-HEAVY PLAN YEAR.
(a)    Except as otherwise provided below, in any Plan Year in which the Plan is a Top-Heavy Plan, the Employer contributions and forfeitures allocated on behalf of any Participant who is a non-Key Employee shall not be less than the lesser of three percent (3%) of such Participant's compensation (as defined in Section 11.1(b)(2) and as limited by Section 401(a)(17) of the Code) or the largest percentage of Employer contributions and, elective deferrals (within the meaning of Section 4.1), and forfeitures as a percentage of the Key Employee's compensation (as defined in Section 11.1(b)(2) and as limited by Section 401(a)(17) of the Code), allocated on behalf of any Key Employee for that Plan Year.  This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the Plan Year because of insufficient Employer contributions under Section 4.3, the Participant's failure to make elective deferrals under Section 4.1 or compensation is less than a stated amount.

(b)    The minimum allocation under this Section shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

(c)    Elective deferrals may not be taken into account for the purpose of satisfying the minimum allocation.  However, Employer matching contributions may be taken into account for the purpose of satisfying the minimum allocation.

(d)    For purposes of the Plan, a non-Key Employee shall be any Employee or Beneficiary of such Employee, any former Employee, or Beneficiary of such former Employee, who is not or was not a Key Employee during the Plan Year ending on the determination date.

(e)    If no defined benefit plan has ever been part of a permissive or required aggregation group of plans of the Employer, the contributions and forfeitures under this step shall be offset by any allocation of contributions and forfeitures under any other defined contribution plan of the Employer with a Plan Year ending in the same calendar year as this Plan's Valuation Date.

(f)    There shall be no duplication of the minimum benefits required under Code Section 416.  Benefits shall be provided under defined contribution plans before under defined benefit plans.  If a defined benefit plan (active or terminated) is part of the permissive or required aggregation group of plans, the allocation method of subparagraph (a) above shall apply, except that "3%" shall be increased to "5%."
13.4
VESTING.  The provisions contained in Section 6.1 relating to vesting shall continue to apply in any Plan Year in which the Plan is a Top-Heavy Plan, and apply to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee contributions and elective deferrals under Section 4.1 and Section 4.2, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became a Top-Heavy Plan.

Payment of a Participant's vested Account balance under this Section shall be made in accordance with the provisions of Article Seven.

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ARTICLE XIV--   MISCELLANEOUS PROVISIONS
14.1
PLAN DOES NOT AFFECT EMPLOYMENT.  Neither the creation of this Plan, any amendment thereto, the creation of any fund nor the payment of benefits hereunder shall be construed as giving any legal or equitable right to any Employee or Participant against the Employer, its officers or Employees, or against the Trustee.  All liabilities under this Plan shall be satisfied, if at all, only out of the Trust Fund held by the Trustee.  Participation in the Plan shall not give any Participant any right to be retained in the employ of the Employer, and the Employer hereby expressly retains the right to hire and discharge any Employee at any time with or without cause, as if the Plan had not been adopted, and any such discharged Participant shall have only such rights or interests in the Trust Fund as may be specified herein.

14.2
SUCCESSOR TO THE EMPLOYER.  In the event of the merger, consolidation, reorganization or sale of assets of the Employer, under circumstances in which a successor person, firm, or corporation shall carry on all or a substantial part of the business of the Employer, and such successor shall employ a substantial number of Employees of the Employer and shall elect to carry on the provisions of the Plan, such successor shall be substituted for the Employer under the terms and provisions of the Plan upon the filing in writing with the Trustee of its election to do so.

14.3	REPAYMENTS TO THE EMPLOYER. Notwithstanding any provisions of this Plan to the contrary:
(a)    Any monies or other Plan assets attributable to any contribution made to this Plan by the Employer because of a mistake of fact shall be returned to the Employer within one (1) year after the date of contribution.

(b)    Any monies or other Plan assets attributable to any contribution made to this Plan by the Employer shall be refunded to the Employer, to the extent such contribution is predicated on the deductibility thereof under the Code and the income tax deduction for such contribution is disallowed.  Such amount shall be refunded within one (1) taxable year after the date of such disallowance or within one (1) year of the resolution of any judicial or administrative process with respect to the disallowance.  All Employer contributions hereunder are expressly contributed based upon such contributions' deductibility under the Code.
14.4
BENEFITS NOT ASSIGNABLE.  Except as provided in Section 414(p) of the Code with respect to "qualified domestic relations orders," or except as provided in Section 401(a)(13)(C) of the Code with respect to certain judgments and settlements, the rights of any Participant or his Beneficiary to any benefit or payment hereunder shall not be subject to voluntary or involuntary alienation or assignment.

With respect to any "qualified domestic relations order" relating to the Plan, the Plan shall permit distribution to an alternate payee under such order at any time, irrespective of whether the Participant has attained his "earliest retirement age" (within the meaning of Section 414(p)(4)(B) of the Code) under the Plan.  A distribution to an alternate payee prior to the Participant's attainment of his earliest retirement age shall, however, be available only if the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution.  Nothing in this paragraph shall, however, give a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan or under said Section 414(p) of the Code.
14.5
MERGER OF PLANS.  In the case of any merger or consolidation of this Plan with, or transfer of the assets or liabilities of the Plan to, any other plan, the terms of such merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of this Plan or its successor immediately thereafter) a benefit which is no less than what the Participant would have received in the event of termination of this Plan immediately before such merger, consolidation or transfer.

14.6	INVESTMENT EXPERIENCE NOT A FORFEITURE. The decrease in value of any Account due to adverse investment experience shall not be considered an impermissible "forfeiture" of any vested balance.
14.7
CONSTRUCTION.  Wherever appropriate, the use of the masculine gender shall be extended to include the feminine and/or neuter or vice versa; and the singular form of words shall be extended to include the plural; and the plural shall be restricted to mean the singular.

14.8
GOVERNING DOCUMENTS.  A Participant's rights shall be determined under the terms of the Plan as in effect at the Participant's date of termination from employment, or, if later, and to the extent permitted by applicable law, as determined under the terms of the Plan.

14.9	GOVERNING LAW. The provisions of this Plan shall be construed under the laws of the state of New York, except to the extent such laws are preempted by Federal law.
14.10
HEADINGS.  The Article headings and Section numbers are included solely for ease of reference.  If there is any conflict between such headings or numbers and the text of the Plan, the text shall control.

14.11
COUNTERPARTS.  This Plan may be executed in any number of counterparts, each of which shall be deemed an original; said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

14.12
LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN.  In the event that all or any portion of the distribution payable to a Participant or to a Participant's Beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator to ascertain the whereabouts of such Participant or Beneficiary, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, the amount so distributable shall be forfeited and used to pay Plan administrative expenses and/or used to reduce future Employer contributions.  In the event a Participant or Beneficiary is located subsequent to the forfeiture of his Account balance, such Account balance shall be restored.

14.13
DISTRIBUTION TO MINOR OR LEGALLY INCAPACITATED.  In the event any benefit is payable to a minor or to a person deemed to be incompetent or to a person otherwise under legal disability, or who is by sole reason of advanced age, illness, or other physical or mental incapacity incapable of handling the disposition of his property, the Administrator, may direct the Trustee to make payment of such benefit to the minor's or legally incapacitated person's court appointed guardian, person designated in a valid power of attorney, or any other person authorized under state law.  The receipt of any such payment or distribution shall be a complete discharge of liability for Plan obligations.

19757561.4

IN WITNESS WHEREOF, the Employer has caused this Plan to be executed on the 21st day of December, 2012.

MINERALS TECHNOLOGIES INC.

By: /s/ Thomas J. Meek

Print Name: Thomas J. Meek

On behalf of the Plan Committee

19757561.4